Exhibit 10.1
PURCHASE AGREEMENT
among
ASSOCIATED MATERIALS, LLC,
APOLLO INVESTMENT CORPORATION,
THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY
and
GOLDMAN, SACHS & CO.
Dated as of June 16, 2009,
Relating to:
15% Senior Subordinated Notes Due 2012 of Associated Materials, LLC.

PURCHASE AGREEMENT
PURCHASE AGREEMENT, dated as of June 16, 2009, by and among Associated Materials, LLC., a Delaware limited liability company (together with its successors and permitted assigns, the “Company”), Apollo Investment Corporation, a Maryland corporation (together with its successors and permitted assigns, “Apollo”), The Northwestern Mutual Life Insurance Company, a Wisconsin corporation (together with its successors and permitted assigns, “Northwestern Mutual”) and Goldman, Sachs & Co., a New York limited partnership (together with its successors and permitted assigns, “Goldman”, and together with Apollo and Northwestern Mutual, the “Purchasers”).
RECITALS
WHEREAS, the Company desires to issue to the Purchasers, upon the terms and subject to the conditions set forth in this Agreement and the Indenture, $20,000,000 in aggregate original principal amount of the Company’s 15.00% Senior Subordinated Notes Due 2012 (the “Notes”); and
WHEREAS, the Purchasers desire to purchase the Notes from the Company upon the terms and subject to the conditions set forth in this Agreement and the Indenture.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:
SECTION 1.
DEFINITIONS AND ACCOUNTING TERMS
1.1 Definitions. As used herein, the following terms shall have the meanings specified herein unless the context otherwise requires:
“8-K Filing” is defined in Section 9.1.
“ABL Facility” means the Loan and Security Agreement, dated as of October 3, 2008, by and among the Company and Gentek Building Products, Inc., as U.S. Borrowers, Gentek, as Canadian Borrower, Associated Materials Holdings, LLC, Gentek Holdings, LLC and Alside, Inc., as Guarantors, the lenders and issuing bank from time to time party thereto, Wachovia Bank, National Association, as administrative and collateral agent, Wachovia Capital Markets, LLC and CIT Capital Securities, LLC, as joint lead arrangers and joint lead bookrunners, and The CIT Group/Business Credit, Inc., as syndication agent.
“Accredited Investor” means any Person that is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.
“Affiliate” is defined in the Indenture.
“Agreement” is defined in Section 9.5.

“Amended ABL Facility” means the ABL Facility, as amended in connection with the Note Refinancing.
“AMH” means AMH Holdings, LLC, a Delaware limited liability company, and its successors.
“AMH II” means AMH Holdings II, Inc., a Delaware corporation, and its successors.
“Apollo” is defined in the Preamble.
“Applicable Law” means as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and all laws, statutes, treaties, rules, codes (including building codes), ordinances, regulations, certificates, orders and licenses of, and legally binding interpretations by, any Governmental Authority and judgments, decrees, injunctions, writs, permits, orders or like governmental action of any Governmental Authority (including, without limitation, Environmental Laws) applicable to such Person or any of its Subsidiaries or any of their property, assets or operations.
“Business Day” means any day other than a Legal Holiday.
“Canadian Pension Plan” means (a) a “pension plan” or “plan” which is subject to applicable pension benefits legislation in any jurisdiction of Canada and is applicable to employees of the Company or any of its Subsidiaries resident in Canada, or (b) any pension benefit plan or similar arrangement applicable to employees of the Company or any of its Subsidiaries resident in Canada.
“Canadian Welfare Plan” means any medical, health, hospitalization, insurance or other employee benefit or welfare plan, agreement or arrangement applicable to employees of the Company or any of its Subsidiaries resident in Canada.
“Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (c) in the case of an association or other business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.
“CERCLIS” means the Comprehensive Environmental Response Compensation Liability Information System List.
“Closing” is defined in Section 2.3.
“Closing Date” is defined in Section 2.3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.
“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Agreement such Commission is not existing and performing the duties now assigned to it under the Exchange Act, the body performing such duties at such time.
“Company Exchange Notes” means (a) notes or other Indebtedness and any other consideration of the Company issued in exchange for the Existing Company Notes, (b) the Existing Company Notes, after any amendment to the terms and conditions thereof or of the Existing Company Notes Indenture, and (c) in each case, if applicable, other consideration in exchange for, or the net proceeds of which are used to Refinance, all or a portion of the Existing Company Notes.
“Controlled Group” means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.
“Default” means any event, act or condition that is, or with the giving of notice, lapse of time or both would constitute, an Event of Default.
“Enforceability Exceptions” means, with respect to any specified obligation, (a) any limitations on the enforceability of such obligation due to bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights or general equity principles, and (b) that rights to indemnification or contribution may be limited by federal or state securities laws or applicable public policy (other than with respect to usury).
“Environmental Laws” means the common law and all applicable U.S. and Canadian federal, state, provincial or local statutes, laws, ordinances, codes, rules, regulations and guidelines having the force and effect of law (including consent decrees and administrative orders) relating to public health and safety, or pollution or protection of the environment (including ambient air, surface water, groundwater, soil, subsurface strata and natural resources such as flora and fauna) including without limitation the Clean Air Act, as amended, CERCLA, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, the Hazardous Materials Transportation Act, as amended, and any other law having a similar subject matter.
“Environmental Matter” means any matter relating to pollution, contamination, protection of the environment, human health or safety, and health or safety of employees, and any matter relating to emissions, discharges, releases or threatened releases, of Hazardous Materials into the air (indoor and outdoor), surface water, groundwater, soil, land surface or subsurface, buildings, facilities, real or personal property or fixtures or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

“Environmental Permits” is defined in Section 4.12(d).
“Equity Investors” means the holders of Capital Stock of AMH II, other than Harvest and Investcorp.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.
“Event of Default” is defined in the Indenture.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Existing AMH Indenture” means the indenture, dated as of March 4, 2004, between Wilmington Trust Company, as trustee, and AMH, providing for the issuance of the Existing AMH Notes, as such indenture may be amended, supplemented or otherwise modified from time to time.
“Existing AMH Notes” means the 11 1/4% Senior Discount Notes due 2014 of AMH.
“Existing Company Notes” means the Company’s outstanding 9 3/4% Senior Subordinated Notes due 2012.
“Existing Company Notes Indenture” means the indenture, dated as of April 23, 2002, by and among the Company, the subsidiary guarantors party thereto, and Wilmington Trust Company, as trustee, providing for the issuance of the Existing Company Notes, as such indenture may be amended, supplemented or otherwise modified from time to time.
“Foreign Subsidiary” means any Subsidiary of the Company which is organized under the laws of any jurisdiction outside of the United States of America.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.
“Gentek” means Gentek Building Products Limited, a corporation organized and existing under the laws of Ontario, Canada.
“Goldman” is defined in the Preamble.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to such governments.

“Harvest” means certain affiliates of Harvest Partners, LLC that own Capital Stock of AMH II.
“Hazardous Materials” means (a) any “hazardous substance”, as defined by CERCLA, (b) any “hazardous waste”, as defined by the Resource Conservation and Recovery Act, as amended, (c) any solid waste that is generated in the diagnosis, treatment (e.g., provision of medical services) or immunization of human beings or animals, in research pertaining thereto, or in the production or testing of biologicals, and (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance (including, without limitation, crude oil and any petroleum product) subject to regulation, or which can give rise to liability, under any Environmental Law.
“Holder” means a Person in whose name a Note is registered on the Security Register.
“Indebtedness” is defined in the Indenture.
“Indemnitees” is defined in Section 8.2.
“Indenture” means that certain indenture, in the form attached as Exhibit A hereto, by and among the Company, the subsidiary guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee, providing for the issuance of the Notes.
“Institutional Investor” means (a) any original purchaser of a Note and any transferee that is an Affiliate of any original purchaser, (b) any Holder of a Note holding more than 25% of the aggregate principal amount of the Notes then outstanding, or (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company or investment fund, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form organized under the laws of the United States, any state thereof, or the District of Columbia, with capital and surplus in excess of $50,000,000.
“Investcorp” means certain funds affiliated with Investcorp S.A. which own Capital Stock of AMH II.
“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in New York, Minnesota or at a place of payment are authorized by law, regulation or executive order to remain closed.
“Lien” is defined in the Indenture.
“Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), business, operations, assets, liabilities (contingent or otherwise), properties or prospects of the Company and its Subsidiaries, taken as a whole.

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“Northwestern Mutual” is defined in the Preamble.
“Notes” is defined in the Recitals.
“Note Refinancing” means any amendment (or other modification) in any manner of any of the material terms of, or any Refinancing of, all or any part of the Obligations under the Existing Company Notes or the Existing AMH Notes, or both, including (a) any amendment of the Existing Company Notes or the Existing Company Notes Indenture or the issuance of notes or other Indebtedness of the Company and, if applicable, other consideration in exchange for, or the net proceeds of which are used to Refinance, all or any part of the Existing Company Notes, whether or not the principal amount of any such notes or other Indebtedness being issued is less or greater than the principal amount of the Existing Company Notes, whether such notes or other Indebtedness is secured or unsecured, senior or subordinated, and irrespective of the terms of any indenture or other debt agreement or agreements evidencing such notes or other Indebtedness, but in each case subject to the limitations set forth in this Agreement and the Indenture, (b) the issuance of notes or other Indebtedness of the Company and, if applicable, other consideration in exchange for, or the net proceeds of which are used to Refinance, all or any part of the Existing AMH Notes, whether or not the principal amount of such notes or other Indebtedness is less or greater than the principal amount of the Existing AMH Notes, whether such notes or other Indebtedness is secured or unsecured, senior or subordinated, and irrespective of the terms of any indenture or other debt agreement or agreements evidencing such notes or other Indebtedness, but in each case subject to the limitations set forth in this Agreement and the Indenture, (c) any amendment of the ABL Facility, including, among other things, to permit the other transactions taking place as part of the transactions referred to in clause (a), (b) or (d) hereof, or (d) the issuance of the Replacement Notes, including in each case the payment of accrued interest and fees and expenses in connection therewith.
“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnification, reimbursements and damages under the documentation governing any Indebtedness.
“Permitted Liens” means (a) “Permitted Liens” as such term is defined in the ABL Facility and (b) Liens that are permitted under the terms of the Indenture and the Existing Company Notes Indenture.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“principal” is defined in the Indenture.
“Purchase Price” is defined in Section 2.2.
“Purchasers” is defined in the Preamble.
“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness.

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“Regulation FD” is defined in Section 9.17.
“Regulation S” means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.
“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor regulation to all or a portion thereof.
“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor regulation to all or a portion thereof.
“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor regulation to all or a portion thereof.
“Release” means a “release”, as such term is defined in CERCLA.
“Replacement Notes” is defined in Section 6.1(a).
“Replacement Notes Indenture” means the indenture governing the Replacement Notes.
“Responsible Officer” means the chief executive officer, the president or the chief accounting officer of the Company or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants or delivery of financial information, the chief financial officer or the treasurer of the Company or any other officer having substantially the same authority and responsibility.
“Restricted Subsidiaries” is defined in the Indenture.
“Rule 144” means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.
“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.
“Securities Act” means the Securities Act of 1933, as amended from time to time.
“Security Register” is defined in the Indenture.
“Senior Indebtedness” is defined in the Existing Company Notes Indenture.

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“Solvent” means, with respect to any Person and its Subsidiaries on a particular date, that on such date (a) the fair value of the property of such Person and its Subsidiaries on a consolidated basis is greater than the total amount of liabilities, including contingent liabilities, of such Person and its Subsidiaries on a consolidated basis, (b) the present fair salable value of the assets of such Person and its Subsidiaries on a consolidated basis is not less than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it or its Subsidiaries will, incur debts or liabilities beyond the ability of such Person and its Subsidiaries to pay such debts and liabilities as the same mature, and (d) such Person and its Subsidiaries on a consolidated basis is not engaged in business or a transaction, and such Person and its Subsidiaries on a consolidated basis is not about to engage in business or a transaction, for which the property of such Person and its Subsidiaries on a consolidated basis would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability.
“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof). Unless the context otherwise specifically requires, the term “Subsidiary” shall be a reference to a Subsidiary of the Company.
“Taxes” means any and all income, stamp or other taxes, duties, levies, imposts, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest and penalties with respect thereto.
“Transaction Documents” means, collectively, this Agreement, the Indenture, the Notes and all certificates, instruments and other documents made or delivered in connection herewith and therewith.
“Transactions” means the issuance of the Notes and all other transactions provided for in, or contemplated by, the Transaction Documents.
“United States” shall have the meaning assigned to such term in Regulation S.
“U.S. Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA.
“U.S. Pension Plan” means a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a U.S. Multiemployer Plan), and to which the Company or any corporation, trade or business that is, along with the Company, a member of a Controlled Group, has liability (actual or contingent), including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

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“U.S. Welfare Plan” means a “welfare plan”, as such term is defined in Section 3(l) of ERISA.
1.2 Computation of Time Periods. For purposes of computation of periods of time hereunder, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”
1.3 Terms Generally. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, and (c) the word “including” shall mean “including without limitation.”
SECTION 2.
AUTHORIZATION AND ISSUANCE OF NOTES
2.1 Authorization of Issue. On or prior to the execution and delivery of this Agreement, the Company will authorize the issue and sale of the Notes. The Notes shall be in the form specified in the Indenture.
2.2 Sale and Purchase of the Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to the Purchasers, and the Purchasers will purchase from the Company, at the Closing provided for in Section 2.3, the Notes, for an aggregate cash purchase price (the “Purchase Price”) equal to 100% of the aggregate principal amount of the Notes being so purchased. Each Purchaser shall, in exchange for the payment by such Purchaser of the portion of the Purchase Price set forth opposite such Purchaser’s name on Schedule 2.2, receive the aggregate principal amount of Notes set forth opposite such Purchaser’s name on Schedule 2.2. The obligations hereunder of the Purchasers to purchase and pay for Notes are several and not joint, and no Purchaser shall have any liability to any Person for the performance or non-performance by any other Purchaser.
2.3 Closing. The sale and purchase of the Notes shall occur at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, 48th Floor, New York, New York 10166-1093 at 10:00 a.m. local time, at a closing (the “Closing”) on the Business Day following the satisfaction or, to the extent permitted by law, waiver of all conditions to the obligations of the parties set forth in Section 3 (other than such conditions as may, by their terms, only be satisfied at the Closing or on the Closing Date), or at such other place or time or on such other date thereafter as may be agreed upon by the Company and the Purchasers (in either case, the date and time of the Closing is referred to herein as the “Closing Date”). At the Closing, the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser on the Closing Date, in such denominations (which will be a multiple of $1,000 principal amount) as such Purchaser may request, dated the Closing Date and registered in such Purchaser’s name, against payment by such Purchaser to the Company of immediately available funds in the amount of the applicable portion of the Purchase Price (as provided in Section 2.2) by wire transfer of immediately available funds to such bank account or accounts as the Company may request in writing at least one Business Day prior to the Closing Date.

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SECTION 3.
CONDITIONS TO CLOSING
3.1 Conditions to the Obligations of the Parties. The obligation of the Parties to consummate the transactions contemplated by this Agreement is subject to the fulfillment (or waiver) on or before the Closing Date of the following:
(a) Each Purchaser’s purchase of the Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which it is subject, and (ii) not violate any Applicable Laws (including, without limitation, Regulation U, Regulation T or Regulation X).
3.2 Conditions to the Obligations of the Purchasers. The obligation of the Purchasers to consummate the transactions contemplated by this Agreement is subject to the fulfillment (or waiver) on or before the Closing Date of the following:
(a) Each of the representations and warranties of the Company in this Agreement and in each of the other Transaction Documents that are modified by materiality or Material Adverse Effect qualifiers shall be true and correct when made and on and as of the Closing Date as if made on and as of the Closing Date (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), and each of the representations and warranties of the Company in this Agreement and in each of the other Transaction Documents that are not so qualified as to materiality or Material Adverse Effect shall be true and correct in all material respects when made and on and as of the Closing Date as if made on and as of the Closing Date (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).
(b) The Company and its Subsidiaries, to the extent parties hereto or thereto, shall each have performed and complied in all material respects with all agreements and covenants contained in this Agreement and each of the other Transaction Documents required to be performed or complied with by it prior to or at the Closing (or such compliance shall have been waived on terms and conditions reasonably satisfactory to each Purchaser) and, after giving effect to the issue and sale of the Notes and the other Transactions (and the application of the proceeds thereof as contemplated by this Agreement and the other Transaction Documents), no Default or Event of Default shall have occurred and be continuing, and no default or event of default shall have occurred and be continuing under any of the other Transaction Documents.
(c) The Company shall have delivered to each Purchaser an Officer’s Certificate, dated as of the Closing Date, in the form previously agreed to by the parties, certifying as to the Company’s organizational documents and resolutions attached thereto, the incumbency and signatures of certain officers of the Company and other corporate proceedings of the Company relating to the authorization, execution and delivery of the Notes, this Agreement and the other Transaction Documents to which the Company is a party and that the conditions specified in Section 3.2 (other than Section 3.2(d)) have been fulfilled, except as to matters which require the approval or satisfaction of each Purchaser.

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(d) Gibson, Dunn & Crutcher LLP, New York counsel for the Company, shall have furnished to each Purchaser its written opinion, dated the Closing Date, in the form previously agreed to by the parties.
(e) On the Closing Date the Company shall have delivered to the Purchasers the entire $20,000,000 original principal amount of Notes.
(f) Except as disclosed in the reports, notices, prospectuses, registration statements and other filings which the Company has filed with the Commission prior to the date of this Agreement, no event or events shall have occurred since December 31, 2008, which, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the assets, liabilities, results of operations, financial condition or business of the Company and its Subsidiaries, taken as a whole; provided that none of the following shall, in any case, be deemed to constitute a material adverse effect, nor shall any of the following be considered in determining whether a material adverse effect has occurred: (i) changes (x) in economic, financial market, regulatory or political conditions generally or (y) generally affecting the building products/siding and windows industry or principal markets in which the Company or any of its Subsidiaries conducts business that, in the case of clause (y), do not adversely affect the Company and its Subsidiaries, taken as a whole, disproportionately to other companies in the building products/siding and windows industry, (ii) changes in laws, rules, regulations, or orders of any Governmental Authority or interpretations thereof by any Governmental Authority or changes in accounting requirements or principles, (iii) the announcement or pendency of the Transactions, or (iv) any natural disaster or any act of terrorism, sabotage, military action or war (whether or not declared) or any escalation or worsening thereof; in each case, which do not adversely affect the Company and its Subsidiaries, taken as a whole, disproportionately to other Persons affected thereby.
(g) All corporate, limited liability company and other proceedings in connection with the Transactions, and all documents and instruments incident thereto and the terms thereof, shall be reasonably satisfactory to each Purchaser and the Purchasers’ special counsel, and each Purchaser and the Purchasers’ special counsel shall have received all such certified or other copies of such documents as it or they may reasonably request.
(h) The issuance of the Notes by the Company shall not violate any provision of the Existing Company Notes Indenture or the Existing AMH Indenture and no default or event of default shall occur thereunder as a result thereof.
(i) Each Purchaser shall have received true and correct copies of all Transaction Documents and such documents (i) shall have been duly executed and delivered by the parties thereto, (ii) shall be in form and substance reasonably satisfactory to each Purchaser and the Purchasers’ special counsel and (iii) shall be valid and binding obligations of the parties thereto, enforceable against each of them in accordance with its respective terms, subject to the Enforceability Exceptions.

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(j) The Purchasers shall have received from the Company or a Subsidiary of the Company a payment in cash equal, in the aggregate, to $1,500,000 by wire transfer of immediately available funds according to the wire transfer instructions set forth on Schedule 2.2 (which payment shall be apportioned pro rata between the Purchasers according to the principal amount of the Notes purchased by each Purchaser as set forth on Schedule 2.2).
3.3 Conditions to the Obligations of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the fulfillment (or waiver) on or before the Closing Date of the following:
(a) Each of the representations and warranties of each of the Purchasers in this Agreement and in each of the other Transaction Documents that are modified by materiality or material adverse effect qualifiers shall be true and correct when made and on and as of the Closing Date as if made on and as of the Closing Date (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), and each of the representations and warranties of each of the Purchasers in this Agreement and in each of the other Transaction Documents that are not so qualified as to materiality or material adverse effect shall be true and correct in all material respects when made and on and as of the Closing Date as if made on and as of the Closing Date (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).
(b) Each of the Purchasers, to the extent parties hereto or thereto, shall each have performed and complied in all material respects with all agreements and covenants contained in this Agreement and each of the other Transaction Documents required to be performed or complied with by it prior to or at the Closing (or such compliance shall have been waived on terms and conditions reasonably satisfactory to the Company).
(c) On or prior to the Closing Date, (i) AMH II shall have received additional equity capital from its shareholders and/or (ii) the availability to make “Restricted Payments” pursuant to Section 4.04 of the Existing AMH Indenture shall have been increased, in an aggregate amount of at least $8 million.
SECTION 4.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
In order to induce the Purchasers to enter into this Agreement and the Indenture and to purchase the Notes, the Company makes the following representations and warranties as of the date hereof and as of the Closing Date (except as specifically provided herein, both before and after giving pro forma effect to the consummation on the Closing Date of the transactions contemplated by this Agreement and the other Transaction Documents, and the issuance of the Notes to be issued on the Closing Date and the application of the proceeds thereof) that:
4.1 Organization. Each of the Company and its Subsidiaries (a) is validly organized and existing and in good standing under the laws of the state or jurisdiction of its incorporation or organization, (b) is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification and where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect and (c) has full corporate, partnership or limited liability company power and authority, as the case may be, to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

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4.2 Due Authorization; Non-Contravention. Each of the Company’s and its Subsidiaries’ participation in the consummation of all aspects of the Transactions, and the execution, delivery and performance by the Company and its Subsidiaries of the Transaction Documents are in each case within each such Person’s corporate, partnership or limited liability company powers, as the case may be, have been duly authorized by all necessary corporate, partnership or limited liability company action, as the case may be, and, except as disclosed on Schedule 4.2, do not (a) contravene any (i) articles or certificate of incorporation and by-laws or other organizational or governing documents of the Company or any of its Subsidiaries, (ii) material contractual restriction binding on or affecting the Company or any of its Subsidiaries, (iii) court decree or order binding on or affecting the Company or any of its Subsidiaries or (iv) material law or governmental regulation binding on or affecting the Company or any of its Subsidiaries, or (b) result in, or require the creation or imposition of, any Lien on any of the Company or any of its Subsidiaries’ properties (except for Permitted Liens).
4.3 Governmental Approval; Regulation. Except for any filing required to be made under applicable securities law (including the Securities Act and the Exchange Act), no material authorization or approval or other action by, and no material notice to or filing with, any Governmental Authority or other Person is required for (a) the due execution, delivery or performance by the Company and its Subsidiaries of any Transaction Document to which it is a party or (b) the conduct of the business of AMH and its Subsidiaries as currently conducted. Neither the Company, nor any of its Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or a “holding company”, or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 1935, as amended.
4.4 Validity. Each Transaction Document constitutes, or, upon the due execution and delivery thereof, will constitute, a legal, valid and binding obligation of the Company and its Subsidiaries, to the extent a party thereto, enforceable against them in accordance with its terms (subject to the Enforceability Exceptions).
4.5 No Material Adverse Effect. Except as disclosed in the reports, notices, prospectuses, registration statements and other filings which the Company has filed with the Commission prior to the date of this Agreement, there has been no event, occurrence, omission or change which has resulted in a Material Adverse Effect since December 31, 2008.
4.6 Litigation. There is no pending or, to the knowledge of the Company, threatened litigation, action, investigation or proceeding (a) affecting the Company or any of its Subsidiaries or any of their respective properties, businesses, assets or revenues, which would reasonably be expected to have a Material Adverse Effect or (b) which purports to affect the legality, validity or enforceability of any Transaction Document.

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4.7 Labor Matters. There is no labor strike, work stoppage, lockout or other work action or other labor controversy, and no such dispute or controversy is actually pending or, to the Company’s knowledge, threatened against or affecting the Company or of any of its Subsidiaries that has had or would reasonably be expected to have a Material Adverse Effect.
4.8 Subsidiaries. The Company has no Subsidiaries, except those Subsidiaries which are identified on Schedule 4.8, none of which are Foreign Subsidiaries other than Gentek. Schedule 4.8, as of the Closing Date, lists the percentage of shares of the Capital Stock of each Subsidiary owned by the Company or another Subsidiary.
4.9 Ownership of Properties. The Company and each of its Subsidiaries maintains (a) in the case of material owned real property, good and marketable fee title to, (b) in the case of material owned personal property, good and valid title to, or (c) in the case of material leased real or personal property, valid and enforceable leasehold interests (as the case may be) in, all of such properties and assets, real and personal, tangible and intangible, of any nature whatsoever, free and clear in each case of all Liens, except for Permitted Liens.
4.10 Taxes. The Company and each of its Subsidiaries has timely filed all material Tax returns and reports required by law to have been filed by it, has timely withheld all material Taxes that were required to be withheld in respect of compensation or other amounts paid to any employee or independent contractor (or, in the case of independent contractors, the Company or the relevant Subsidiary has the right to indemnification with respect thereto) and has timely paid all material Taxes and governmental charges thereby shown or required to be due and owing, except any such Taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.
4.11 Pension and Welfare Plans.
(a) During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement (i) no steps have been taken to terminate any U.S. Pension Plan, (ii) no contribution failure has occurred with respect to any U.S. Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA and (iii) no steps have been taken to effect a partial or complete withdrawal from any U.S. Multiemployer Plan, in each case which could (individually or in the aggregate) reasonably be expected to result in liabilities of the Company or any of its Subsidiaries in excess of $5,000,000 or a Material Adverse Effect. No condition exists or event or transaction has occurred with respect to any U.S. Pension Plan which could reasonably be expected to result in the incurrence by the Company or any member of the Controlled Group of any material liability, fine or penalty, that could (individually or in the aggregate) reasonably be expected to result in liabilities in excess of $5,000,000 or a Material Adverse Effect. Neither the Company nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a U.S. Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA, which could reasonably be expected to result in a Material Adverse Effect.

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(b) During the twelve-consecutive-month period before the date of the execution and delivery of this Agreement, (i) no steps have been taken to terminate any Canadian Pension Plan and (ii) no contribution failure has occurred with respect to any Canadian Pension Plan, in each case that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No condition exists and no event or transaction has occurred with respect to any Canadian Pension Plan which could reasonably be expected to result in the incurrence by the Company or any of its Subsidiaries of any liability, fine or penalty that could (individually or in the aggregate) reasonably be expected to result in liabilities in excess of $5,000,000 or a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has any liability, including without limitation a contingent liability, with respect to any benefit under a Canadian Pension Plan or Canadian Welfare Plan which, in each case could reasonably be expected to result in a Material Adverse Effect.
(c) (i) Each Canadian Pension Plan is in compliance in all material respects with all applicable pension benefits and tax laws; (ii) all contributions (including employee contributions made by authorized payroll deductions or other withholdings) required to be made to the appropriate funding agency in accordance with all Applicable Laws and the terms of each Canadian Pension Plan have been made in accordance with all Applicable Laws and the terms of each Canadian Pension Plan; (iii) all liabilities under each Canadian Pension Plan are being funded, on a going concern and solvency basis, in accordance with the terms of the respective Canadian Pension Plan, the requirements of applicable pension benefits laws and of applicable regulatory authorities and the most recent actuarial report filed with respect to such Canadian Pension Plan; and (iv) no event has occurred and no conditions exist with respect to any Canadian Pension Plan that has resulted or could reasonably be expected to result in any Canadian Pension Plan having its registration revoked or refused for the purposes of any applicable pension benefits or tax laws or being placed under the administration of any relevant pension benefits regulatory authority or being required to pay any Taxes or penalties under any applicable pension benefits or tax laws, except for any exceptions to clauses (i) through (iv) above that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
4.12 Environmental Warranties. Except as disclosed in Schedule 4.12:
(a) all facilities and property (including underlying groundwater) owned or leased by the Company or any of its Subsidiaries and their operations are in compliance with all Environmental Laws, except for any such noncompliance that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect;
(b) there are no pending or, to the knowledge of the Company, any threatened (i) claims, complaints, notices, requests for information, proceedings, or investigation against or involving the Company or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or (ii) complaints, notices or inquiries to the Company or any of its Subsidiaries regarding actual or potential liability under any Environmental Law, that, with respect to clauses (i) and (ii) of this paragraph, could (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect;
(c) there have been no Releases of Hazardous Materials at, on or under or from any property or facility now owned, leased or operated by the Company or any of its Subsidiaries, or to the knowledge of the Company, previously owned, leased or operated by the Company or any of its Subsidiaries, that could (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect;

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(d) The Company and its Subsidiaries have been issued all permits, certificates, approvals, licenses and other authorizations pursuant to Environmental Laws necessary for the operation of their business (“Environmental Permits”) and are in compliance with all Environmental Permits (except to the extent the failure to have or be in compliance with any such Environmental Permit could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect);
(e) no property or facility, now or previously, leased or operated by the Company or its Subsidiaries is listed, or proposed for listing, on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites with respect to any clean up responsibility or similar liability of the Company or a Subsidiary which would be reasonably likely to result in a Material Adverse Effect;
(f) there are no underground storage tanks or related piping, active or abandoned, including petroleum storage tanks, on or under any property now owned or leased by the Company or any of its Subsidiaries or, to the knowledge of the Company, at any property previously owned or leased by the Company or any of its Subsidiaries, that could (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect;
(g) neither the Company nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which, to the Company’s knowledge, is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Company or such Subsidiary for any investigatory or remedial work, damage to natural resources or personal injury or property damage, including claims under CERCLA, which could (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect;
(h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Company or any of its Subsidiaries that could (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect;
(i) neither the Company nor any of its Subsidiaries has manufactured or sold any product containing asbestos, the result of which could (individually or in the aggregate) reasonably be expected to result in a Material Adverse Effect; and
(j) no conditions exist at, on or under any property now or previously owned or leased by the Company or any of its Subsidiaries, or to the knowledge of the Company, at any property previously owned or leased by the Company or any of its Subsidiaries, that could, with the passage of time, or the giving of notice or both, reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect under any Environmental Law.

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4.13 Accuracy of Information. None of the reports, notices, prospectuses, registration statements and other filings which the Company has filed with the Commission contains any untrue statements of material fact, or omits to state any material facts necessary in either case to make such information taken as a whole not materially misleading in light of the circumstances under which such information was provided. Notwithstanding the foregoing, all “forward-looking statements” and projections contained in any filings that the Company has made with the Commission have been prepared in good faith based upon assumptions believed by Responsible Officers of the Company to be reasonable at the time such assumptions were made (it being recognized by each Purchaser, however, that forward-looking statements and projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the forward-looking statements or projections will probably differ from the forward-looking or projected results and such differences may be material).
4.14 Regulations U and X. Neither the Company nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of the issuance and sale of the Notes will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with Regulation U or Regulation X. Terms for which meanings are provided in Regulation U or Regulation X or any regulations substituted therefor, as from time to time in effect, are used in this section with such meanings.
4.15 Solvency. As of the Closing Date, the Company and its Subsidiaries (taken together) are, and after giving effect to the Transactions, will be Solvent.
4.16 Private Offering; No Integration or General Solicitation; Rule 144A Eligibility.
(a) Assuming the accuracy of the representations and warranties of each Purchaser set forth in Section 5, it is not necessary in connection with the offer, issue, sale and delivery of the Notes to the Purchasers in the manner contemplated by this Agreement and the other Transaction Documents to register the Notes under the Securities Act.
(b) Neither the Company nor any of its Subsidiaries has, directly or indirectly, offered, issued, sold or solicited any offer to buy nor will any of them, directly or indirectly, offer, issue, sell or solicit any offer to buy, any security of a type or in a manner which would be integrated with the sale of the Notes and require the Notes to be registered under the Securities Act. None of the Company, any of its Subsidiaries, their Affiliates or any person acting on any of their behalf (other than the Purchasers and their assignees, as to whom neither the Company nor any of its Subsidiaries makes any representation or warranty except as provided in this Section 4) has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with the offering of the Notes.
(c) The Notes are eligible for resale pursuant to Rule 144A and the Notes will not, at the Closing Date, be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted on a U.S. automated interdealer quotation system.

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4.17 Affiliate Transactions. As of the Closing Date, all transactions with Affiliates of the Company and any of its Subsidiaries which are required to have been disclosed pursuant to the rules and regulations of the Commission have been disclosed in the public filings of the Company. Neither the Company nor any of its Subsidiaries has entered into a material transaction with an Affiliate since the date of the last such filing of the Company.
4.18 Brokerage Fees. Except as set forth on Schedule 4.18, neither the Company nor any of its Subsidiaries has paid, or is obligated to pay, to any Person any brokerage or finder’s fees in connection with the transactions contemplated hereby or by any other Transaction Documents.
4.19 Fees. All fees payable in connection with the consummation of the Transactions to the Equity Investors, Harvest, or Investcorp or any of their respective Affiliates, in each case by AMH II or any of its Subsidiaries, have been disclosed to each Purchaser on or prior to the date hereof.
SECTION 5.
REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE PURCHASERS
Each Purchaser, severally but not jointly, represents and warrants to the Company as of the date hereof and as of the Closing Date as follows:
5.1 Purchase for Investment.
(a) Such Purchaser is acquiring Notes for its own account, for investment and not with a view to any distribution thereof within the meaning of the Securities Act.
(b) Such Purchaser understands that the Notes have not been registered under the Securities Act and the Notes are being issued by the Company in a transaction exempt from the registration requirements of the Securities Act and the Notes may not be offered or sold except pursuant to effective registration statements under the Securities Act or pursuant to applicable exemptions from registration under the Securities Act and in compliance with applicable State laws.
(c) Such Purchaser further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the Purchaser) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.
(d) Such Purchaser did not employ any broker or finder in connection with the transactions contemplated in this Agreement and no fees or commissions are payable to the Purchaser except as otherwise provided for in this Agreement.
(e) Such Purchaser is an Accredited Investor. Such Purchaser is financially able to hold the Notes for long term investment and to suffer a complete loss of its investment in the Notes. Such Purchaser has had the opportunity to ask questions of the Company and its officers and employees and to receive to its satisfaction such information about the business and financial condition of the Company as it considers necessary or appropriate for deciding whether to purchase the Notes, and the Purchaser is fully capable of understanding and evaluating the risks associated with the ownership of the Notes.

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(f) Such Purchaser has or will on the Closing Date have funds sufficient to purchase the Notes to be purchased by it hereunder. The source of funds to be used by such Purchaser to pay the purchase price of the Notes purchased by such Purchaser hereunder does not include assets of any employee benefit plan (other than a plan exempt from the coverage of ERISA) or plan or any other entity the assets of which consist of “plan assets” of employee benefit plans or plans as defined in Department of Labor regulation Section 2510.3-101. As used in this Section 5.1(f), the term “employee benefit plan” shall have the meaning assigned to such term in Section 3 of ERISA, and the term “plan” shall have the meaning assigned thereto in Section 4975(e)(1) of the Code.
(g) Such Purchaser is a corporation duly organized and validly existing under the laws of the state of its incorporation and has the power and authority to deliver and perform the transactions contemplated by this Agreement.
SECTION 6.
COVENANT REGARDING REFINANCING
6.1 Existing Note Refinancing.
(a) In the event of the consummation of a Note Refinancing by the Company or AMH, the Company shall promptly notify the Holders of such Note Refinancing and the Holders of a majority of the outstanding principal amount of the Notes may elect, at any time from the date of such consummation through and including 30 days thereafter, in writing to have the Company exchange all of the Notes owned by the Holders for an equal principal amount of notes (such notes issued in exchange for the Notes, the “Replacement Notes”). Within 30 days of such election by the Holders, all Holders (including Persons that become Holders following the date hereof) and the Company shall exchange the Notes for the Replacement Notes, which Replacement Notes and the related Replacement Notes Indenture shall have terms and conditions identical to the Notes being exchanged and the Indenture (including, for the avoidance of doubt, Section 4.03(e) thereof) (with references in the Replacement Notes Indenture to the “Securities” being to the Replacement Notes), except:
(i) if the Company Exchange Notes are not subordinated in right of payment and/or constitute Senior Indebtedness (rather than being subordinated in right of payment as in the case of the Existing Company Notes), (i) such Replacement Notes will not be subordinated in right of payment and, if applicable, will be Senior Indebtedness, and (ii) in lieu of Section 4.03(d) of the Indenture as applies to the Notes, the Replacement Notes Indenture will include the equivalent of Section 4.03(d) of the Existing AMH Indenture;
(ii) if any of the Company Exchange Notes are secured by a Lien on any assets of the Company or its Restricted Subsidiaries, such Replacement Notes will be secured by a Lien on the same collateral which Lien shall rank equal with the Lien securing the Company Exchange Notes pursuant to an intercreditor agreement (with all decisions with respect to such intercreditor agreement to be made by holders of a majority in principal amount of the holders of the Company Exchange Notes and Replacement Notes, voting together as one class) or senior to the Lien securing the Company Exchange Notes;

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(iii) at the election of the Holders of a majority of the outstanding principal amount of the Notes, the covenants and events of default (and related definitions) included in the Replacement Notes Indenture will be those included in the indenture or other debt instrument governing the Company Exchange Notes, rather than those included in the Indenture;
(iv) If the yield to maturity, calculated on a per annum basis according to standard market practices based on a 360 day convention and quarterly interest payments (including increased or decreased principal amount (or accreted value, in the case of a security issued with original issue discount) and upfront fees) on the Company Exchange Notes is greater than 17%, then the per annum interest rate on the Replacement Notes shall be increased such that the yield to maturity on the Replacement Notes equals the yield to maturity on the Company Exchange Notes. For the purpose of such interest rate increase, any interest beyond 18% per annum can be payable at the Company’s option in additional Replacement Notes; and
(v) If the Company Exchange Notes are not callable by the Company for a specified period of time after their issuance, the Replacement Notes will not be callable by the Company for the same period of time. If the holders of the Company Exchange Notes receive warrants to purchase Capital Stock of the Company, the holders of the Replacement Notes shall be entitled to a proportionate share of such warrants.
(b) The Note Refinancing may not occur unless the Amended ABL Facility, if any, is comprised entirely of a revolving credit facility and does not contain any term debt component.
SECTION 7.
TERMINATION
7.1 By Mutual Consent. This Agreement may be terminated at any time prior to the Closing Date by the mutual written consent of the Company and the Purchasers.
7.2 By Purchasers. This Agreement may be terminated by the Purchasers, if the Company breaches or fails to perform in any respect any of its representations, warranties or covenants contained in this Agreement and such breach or failure to perform (a) would give rise to the failure of a condition set forth in Section 3.2, (b) cannot be cured prior to the Cutoff Date or has not been cured within 15 days following delivery of written notice of such breach or failure to perform and (c) has not been waived by the Purchasers.

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7.3 By the Company. This Agreement may be terminated by the Company, if the Purchasers breach or fail to perform in any respect any of their representations, warranties or covenants contained in this Agreement and such breach or failure to perform (a) would give rise to the failure of a condition set forth in Section 3.3, (b) cannot be cured prior to the Cutoff Date or has not been cured within 15 days following delivery of written notice of such breach or failure to perform and (c) has not been waived by the Company.
7.4 Failure to Close. If the Closing does not occur by June 30, 2009 (the “Cutoff Date”), then either the Purchasers or the Company may terminate this Agreement by delivery of written notice of termination to the other parties hereto; provided, however, any party that is in material breach of this Agreement shall not have the right to terminate this Agreement pursuant to this Section 7.4.
7.5 Effect of Termination. If this Agreement is terminated as provided in this Section 7, then this Agreement will forthwith become null and void and there will be no liability on the part of any party hereto to any other party hereto or any other person or entity in respect thereof, except in connection with Section 8 hereof, provided that no such termination will relieve any party from liability for breach of its obligations under this Agreement, and in such event the other parties shall have all rights and remedies available at law or equity, including the right of specific performance against such party.
SECTION 8.
INDEMNIFICATION AND CONTRIBUTION
8.1 Expenses. On the Closing Date, the Company will pay all reasonable out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees and disbursements; provided, that in connection with the consummation of the Transactions, the Company will pay fees and disbursements of only one counsel to the Purchasers) incurred by each Purchaser (a) in connection with the Transactions and (b) in connection with any amendments, waivers or consents under or in respect of this Agreement or the other Transaction Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation, the following: (i) the reasonable and documented out-of-pocket costs and expenses incurred in enforcing, defending or declaring (or determining whether or how to enforce, defend or declare) any rights or remedies under this Agreement or the other Transaction Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the other Transaction Documents, or by reason of being a Holder of any Note; and (ii) the reasonable and documented out-of-pocket costs and expenses, including reasonable and documented consultants’ and advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary of the Company or in connection with any work-out or restructuring of the transactions contemplated hereby, or by the Transaction Documents; provided, however, that for the purposes of clause (b) above, reasonable out-of-pocket costs and expenses shall not include, and the Company shall not be required to pay, the reasonable and documented attorneys’ fees and disbursements of counsel to the Purchasers, unless such amendment, waiver or consent results from the circumstances described in clause (i) or clause (ii) above. The Company will pay, and will save each Purchaser and each other Holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders engaged by the Company or any of its Subsidiaries in relation to the Transactions. For the avoidance of doubt, the Company shall not be required to pay any out-of-pocket costs and expenses of the Purchasers in connection with the issuance of the Replacement Notes by the Company to the Purchasers in connection with Section 6.1(a).

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8.2 Indemnification. The Company shall, and shall cause each of its Subsidiaries to indemnify and hold harmless each Purchaser and each of their Affiliates, partners, stockholders, members, directors, agents, employees and controlling persons (collectively, the “Indemnitees”) from and against any and all actual losses, claims, damages or liabilities to any such Indemnitee in connection with or as a result of (a) the execution or delivery of any Transaction Document or any other agreement or instrument contemplated thereby or the performance by the parties to the Transaction Documents of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (b) the issuance of the Notes or the use of the proceeds therefrom, (c) any liability with respect to Environmental Matters or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages or liabilities (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or breach of its obligations under this Agreement or (ii) result from a change in the market value of the Notes.
8.3 Waiver of Punitive Damages. To the extent permitted by Applicable Law, none of the Company or any of its Subsidiaries shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Transaction Document, the Notes or the use of the proceeds thereof.
8.4 Survival. The obligations of the Company and its Subsidiaries under this Section 8 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement and the termination of this Agreement.
8.5 Tax Treatment of Indemnification Payments. Any indemnification payment pursuant to this Agreement shall, to the extent permitted by applicable law, be treated for federal, state, local and foreign Tax purposes as an adjustment to the Purchase Price.
SECTION 9.
MISCELLANEOUS
9.1 Disclosure of Transactions and Other Material Information. On the fourth Business Day after the date hereof, the Company shall issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching the Transaction Documents (including all attachments, the “8-K Filing”). Without the prior written consent of any applicable Purchaser, neither the Company nor any of its Subsidiaries or Affiliates shall disclose the name of such Purchaser in any filing (other than in the exhibit index of and the exhibits to the 8-K Filing), announcement, release or otherwise, except as otherwise required by any law, rule or regulation applicable to the Company after consultation with such Purchaser.

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9.2 Notices. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the day following the day (except if not a Business Day then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service for overnight delivery or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the addresses set forth below, or at such other address as such party may specify by written notice to the other party hereto:
(a) if to a Purchaser or its nominee, to such Purchaser or its nominee at the address specified for such communications in Schedule 2.2, with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, or by facsimile at (212) 859-4000, in each case addressed to the attention of Emil Buchman, Esq., or at such other address as such Purchaser or its nominee shall have specified to the Company in writing;
(b) if to the Company, to it at (i) 3773 State Road, Cuyahoga Falls, Ohio 44223, or by facsimile at (330) 922-2296, in each case addressed to the attention of Thomas N. Chieffe and (ii) c/o Investcorp International Inc., 280 Park Avenue, New York, New York 10017, or by facsimile at (212) 329-6741, in each case addressed to the attention of James Christopoulos, with a copy to Gibson, Dunn & Crutcher LLP, 200 Park Avenue, 49th Floor, New York, New York 10166-0193, or by facsimile at (212) 351-4035, in each case addressed to Joerg E. Esdorn, or at such other address as the Company shall have specified to the Purchasers in writing.
9.3 Benefit of Agreement; Assignments and Participations. This Agreement may not be assigned without the express written consent of the Company and the Holders holding a majority in principal amount of all outstanding Notes (which consent may be granted or withheld in the sole discretion of the Company or such Holders); provided, that a Purchaser may, without such consent, assign its rights and obligations under this Agreement to its affiliates in connection with a transfer of Notes in accordance with the Indenture to such affiliate so long as such affiliate agrees in writing to be bound by this Agreement as if it were a Holder hereunder. Nothing set forth herein shall be construed as or deemed to limit the right of the Purchasers to transfer the Notes in accordance with the terms of the Indenture. Notwithstanding the foregoing, the Purchasers may not transfer the Notes unless the transferee agrees to be bound by the provisions of Section 6.1(a). In furtherance of the foregoing, in the event that a Holder consents to the exchange of such Holder’s Notes for Replacement Notes pursuant to Section 6.1(a) and, after such consent but prior to such exchange, such Holder transfers its Notes such Holder’s election to exchange its Notes for Replacement Notes shall be binding upon any such transferee of such Notes.

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9.4 No Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in exercising any right, power or privilege hereunder or under the Notes and no course of dealing between the Company and any other party shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under the Notes preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein and in the Notes are cumulative and not exclusive of any rights or remedies that the parties would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the other parties hereto or the Holders to any other or further action in any circumstances without notice or demand.
9.5 Amendments, Waivers and Consents. This Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively) with (and only with) the written consent of the Company and the Holders holding a majority in principal amount of all outstanding Notes. No amendment or waiver of this Agreement will extend to or affect any obligation, covenant or agreement, not expressly amended or waived or thereby impair any right consequent thereon. As used herein, the term this “Agreement” and references thereto shall mean this Agreement as it may from time to time be amended, supplemented or modified.
9.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. For the purposes of the Closing, signatures transmitted via telecopy (or other facsimile device) will be accepted as original signatures if the sender on the same day sends a manually executed signature page by a recognized overnight delivery service (charges prepaid).
9.7 Reproduction. This Agreement, the other Transaction Documents and all documents relating hereto and thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the parties at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished in connection herewith, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and any original document so reproduced may be destroyed. The parties agree and stipulate that, to the extent permitted by Applicable Law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 9.7 shall not prohibit any party hereto from contesting any such reproduction to the same extent that it could contest the original or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

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9.8 Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
9.9 Survival of Covenants and Indemnities. All covenants and indemnities set forth herein shall survive the execution and delivery of this Agreement, the issuance of the Notes, and, except as otherwise expressly provided herein with respect to covenants, the payment of principal of the Notes and any other obligations hereunder.
9.10 Governing Law; Submission to Jurisdiction; Venue.
(a) THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.
(b) If any action, proceeding or litigation shall be brought by any Purchaser in order to enforce any right or remedy under this Agreement or any of the Notes, the Company hereby consents and will submit to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. The Company hereby irrevocably waives any objection, including, but not limited to, any objection to the laying of venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action, proceeding or litigation in such jurisdiction. The Company further agrees that it shall not bring any action, proceeding or litigation arising out of this Agreement or the Notes in any state or federal court other than any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement.
(c) The Company irrevocably consents to the service of process of any of the aforementioned courts in any such action, proceeding or litigation by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company at its address set forth in Section 9.2, such service to become effective thirty (30) days after such mailing.
(d) Nothing herein shall affect the right of each Purchaser to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction. If service of process is made on a designated agent it should be made by either (i) personal delivery or (ii) mailing a copy of summons and complaint to the agent via registered or certified mail, return receipt requested.
(e) THE COMPANY AND THE PURCHASERS WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE NOTES.

25

9.11 Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable to the extent of such illegality, invalidity or unenforceability and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.
9.12 Entirety. This Agreement together with the other Transaction Documents represents the entire agreement of the parties hereto and thereto, and supersedes all prior agreements and understandings, oral or written, if any, relating to the Transaction Documents or the transactions contemplated herein or therein.
9.13 Survival of Representations and Warranties. All representations and warranties made by the Company herein shall survive the execution and delivery of this Agreement, the issuance and transfer of all or any portion of the Notes, and the payment of principal of the Notes, and any other obligations hereunder, regardless of any investigation made at any time by or on behalf of any Purchaser or any other Holder that is an affiliate of any Purchaser.
9.14 Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.
9.15 Incorporation. All Schedules attached hereto are incorporated as part of this Agreement as if fully set forth herein.
9.16 Intent to Limit Interest to Maximum. In no event shall the interest rate payable on the Notes under the Indenture, plus any other amounts paid by the Company to the Purchasers in connection therewith, exceed the highest rate permissible under law that a court of competent jurisdiction shall, in the final determination, deem applicable. The Company and the Purchasers, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and the manner of payment stated within the Indenture; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceed the maximum allowable under Applicable Law, then, ipso facto as of the date of this Agreement, the Company shall be liable only for the payment of such maximum as allowed by law, and payment received from the Company in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of any Notes then outstanding to the extent of such excess, or, if such excess exceeds the then outstanding principal balance, such excess shall be first set-off against any other amounts then due and owing by the Company and then refunded to the Company.

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9.17 Confidentiality. The parties hereto agree to exercise their best efforts to keep any non-public information delivered pursuant to this Agreement or the Indenture confidential from Persons other than those employed by or engaged by each party; provided that such engaged party agrees to keep such non-public information confidential. This subsection shall not apply to disclosures required to be made by the parties to any regulatory or governmental agency or pursuant to legal process. Notwithstanding the foregoing, (a) the parties hereto may disclose to any and all persons the tax treatment and tax structure of the transactions contemplated hereby and (b) at any time that the Company is subject to Regulation FD of the Commission (“Regulation FD”), the Company will not be required to deliver any material non-public information to any Purchaser unless and until such Purchaser has executed a confidentiality agreement reasonably acceptable to the Company if the Company is advised by counsel that the delivery of such information to a Purchaser would require the public disclosure of such information pursuant to Regulation FD.
9.18 No Personal Obligations. Notwithstanding anything to the contrary contained herein or in any Transaction Document, it is expressly understood and each Purchaser expressly agrees that nothing contained herein or in any other Transaction Document or in any other document contemplated hereby or thereby (whether from a covenant, representation, warranty or other provision herein or therein) shall create, or be construed as creating, any personal liability of any stockholder, director, officer, employee, agent, partner or Affiliate of the Company and its Subsidiaries (excluding any such Person which is the Company or any Subsidiary of the Company) in such Person’s capacity as such or otherwise.
9.19 Home Office Payment. So long as a Purchaser or its nominee shall be the Holder of any Note, and notwithstanding anything contained in this Agreement, the Indenture or such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, premium, if any, and interest by such method and at the address specified for such purpose in Schedule 2.2 or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation reasonably promptly after any such request, to the Company at its principal executive office. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 2.06 of the Indenture. The Company will afford the benefits of this Section 9.19 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as such Purchaser made in this Section 9.19. The term “Purchaser” as used in this section shall include only the Purchasers party hereto and any such Institutional Investor that has made such agreement.
[Signature pages follow]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the date first written above.

ASSOCIATED MATERIALS, LLC
By:	/s/ Cynthia Sobe
	Name:	Cynthis Sobe
	Title:	Vice President, Chief Financial Officer, Treasurer and Secretary
PURCHASE AGREEMENT SIGNATURE PAGE

APOLLO INVESTMENT CORPORATION

By:	Apollo Investment Management, L.P., as Advisor

	By:	ACC Management, LLC, as its General Partner

		By:	/s/ Rajay Bagaria Name: Rajay Bagaria
Title: Partner

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Richard A. Strait

Name: Richard A. Strait
Title: Its Authorized Representative

GOLDMAN, SACHS & CO.

By:	/s/ Albert Dombrowski

Name: Albert Dombrowski
Title: Authorized Signatory
PURCHASE AGREEMENT SIGNATURE PAGE

EXHIBIT A
INDENTURE

ASSOCIATED MATERIALS, LLC
as Issuer,
THE SUBSIDIARY GUARANTORS
INDENTURE
Dated as of June [     ], 2009
DEUTSCHE BANK TRUST COMPANY AMERICAS
as Trustee

i

(Continued)

(Continued)

(Continued)

CROSS-REFERENCE TABLE

TIA		Indenture
Section		Section

310	(a)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(b)	7.03, 7.08, 7.10
	(b)(1)	7.10
	(c)	N.A.
311		7.03
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	13.03
	(c)	13.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)	7.06
	(c)	N.A.
	(d)	N.A.
314	(a)	4.02
314	(a)(4)	4.11
	(b)	N.A.
	(c)(1)	N.A.
	(c)(2)	N.A.
	(c)(3)	N.A.
	(d)	N.A.
	(e)	N.A.
	(f)	N.A.
315	(a)	7.01
	(b)	N.A.
	(c)	N.A.
	(d)	N.A.
	(e)	N.A.
316	(a)(last sentence)	N.A.
	(a)(1)(A)	N.A.
	(a)(1)(B)	N.A.
	(a)(2)	N.A.
	(b) N	.A.
317	(a)(1)	N.A.
	(a)(2)	N.A.
	(b) N	.A.
318	(a) N	.A.

Rule 144A/Regulation S Appendix
Exhibit 1 — Form of Security
Exhibit 2 — Affiliate Subordination Agreement

INDENTURE dated as of June [       ], 2009, among ASSOCIATED MATERIALS, LLC, a Delaware limited liability company (the “Company”), the Subsidiary Guarantors and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as trustee (the “Trustee”).
Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s Securities.
ARTICLE 1
Definitions and Incorporation by Reference
SECTION 1.01. Definitions.
“Additional Assets” means:
(1) any property, plant, equipment or other assets used or usable in a Related Business;
(2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or
(3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;
provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.
“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of Sections 4.04 and 4.07 only, “Affiliate” shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.
“Affiliate Subordinated Indebtedness” means Subordinated Obligations of the Company or any Restricted Subsidiary issued to and held by a Person that is an Affiliate of the Company immediately prior to its incurrence that (a) has a stated maturity and provides for no payment of the principal of or cash interest or premium, if any, thereof, prior to six months after the Stated Maturity of the Securities and (b) is contractually subordinated and junior in right of payment to the prior payment in full in cash of all Obligations of the Company under the Securities and this Indenture pursuant to a subordination agreement substantially in the form of Exhibit 2 or otherwise as acceptable to the holders of a majority in principal amount of the Securities.

“AMH” means AMH Holdings, LLC, a Delaware limited liability company, and its successors.
“AMH Exchange Notes” means notes or other Indebtedness of the Company issued in exchange for the Existing AMH Notes, and in each case, if applicable, other consideration in exchange for, or the net proceeds of which are used to Refinance, all or a portion of the Existing AMH Notes.
“AMH Restricted Subsidiary” means a “Restricted Subsidiary” of AMH as that term is used in the Existing AMH Indenture.
“AMH II” means AMH Holdings II, Inc. a Delaware corporation, and its successors.
“AMI Exchange Notes” means (a) notes or other Indebtedness and any other consideration of the Company issued in exchange for the Existing AMI Notes; (b) the Existing AMI Notes, after any amendment to the terms and conditions thereof or of the Existing AMI Indenture, and (c) in each case, if applicable, other consideration in exchange for, or the net proceeds of which are used to Refinance, all or a portion of the Existing AMI Notes.
“Asset Disposition” means any sale, lease (other than operating leases entered into in the ordinary course of business), transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of
(1) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);
(2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or
(3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary, other than, in the case of clauses (1), (2) and (3) above,
(A) a disposition or transfer by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;
(B) for purposes of Section 4.06 only, (x) a disposition that constitutes a Restricted Payment permitted by Section 4.04 or a Permitted Investment or (y) a disposition of all or substantially all the assets of the Company in accordance with Section 5.01;

(C) sales or other dispositions of obsolete, uneconomical, negligible, damaged, worn-out or surplus assets in the ordinary course of business (including but not limited to equipment, inventory and intellectual property);
(D) a disposition of assets with a fair market value of less than or equal to $1.0 million, not to exceed $5.0 million in the aggregate in any 12 month period;
(E) sale or discount of accounts receivable in connection with the compromise or collection thereof;
(F) sale or exchange of equipment in connection with the purchase or other acquisition of equipment; and
(G) sales or grants of licenses to use intellectual property;
provided, however, that a disposition of all or substantially all the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of this Indenture described under Section 4.09 and/or the provisions described under Section 5.01 and not by the provisions described under Section 4.06.
“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”
“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing
(1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by
(2) the sum of all such payments.
“Bank Facilities” means the bank facilities under the Credit Agreement as in effect on April 23, 2002.
“Bank Indebtedness” means all Obligations pursuant to the Credit Agreement.
“Board of Directors” with respect to a Person means the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board.

“Business Day” means each day which is not a Legal Holiday.
“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.
“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.
“Change of Control” means the occurrence of any of the following events:
(1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (directly or indirectly) one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, and except that in the case of a “group” pursuant to Rule 13d-5(b)(1) of the Exchange Act which group includes one or more Permitted Holders (or one or more Permitted Holders are deemed to share beneficial ownership with one or more other Persons of any shares of Voting Stock), (i) such “group” shall be deemed not to have beneficial ownership of any shares held by a Permitted Holder forming a part of such group and (ii) any Person (other than a Permitted Holder) that is a member of such group (or sharing such beneficial ownership) shall be deemed not to have beneficial ownership of any shares held by a Permitted Holder that is a part of such group (or in which such person shares beneficial ownership)), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for the purposes of this clause (1), (a) such other person shall be deemed to beneficially own any Voting Stock of a specified Person held by a parent entity if (and any such parent entity shall be deemed to beneficially own such Voting Stock only if) such other person is the beneficial owner (as defined in this provision), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders beneficially own (as defined in this provision), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent entity);

(2) individuals who upon the Issue Date constituted the Board of Directors of the Company or Parent (together with any new directors whose election by such Board of Directors of the Company of the Parent Board or whose nomination for election by the shareholders of the Company or the Parent, as the case may be, was approved by a vote of a majority of the directors of the Company or the Parent, as the case may be, then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company or the Parent then in office;
(3) the adoption of a plan relating to the liquidation or dissolution of the Company;
(4) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation; or
(5) while any Existing AMI Notes remain outstanding, a “Change of Control” as defined under the Existing AMI Indenture has occurred that requires the Company to purchase Existing AMI Notes pursuant to Section 4.09 of the Existing AMI Indenture and such requirement has not been waived.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.
“Company Order” means a written order from the Company to the Trustee requesting the Trustee to authenticate the Securities.
“Consolidated Coverage Ratio” as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available on or prior to the date of such determination to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:
(1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (and, if such Indebtedness is revolving Indebtedness, the amount of Indebtedness deemed to be outstanding for such period shall be the average outstanding amount of such Indebtedness during such period);

(2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;
(3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);
(4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and
(5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets (including Capital Stock), the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in accordance with Regulation S-X under the Exchange Act or as otherwise acceptable to the SEC. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).
“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries, without duplication,
(1) interest expense attributable to Capital Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction;
(2) amortization of debt discount and debt issuance cost (to the extent not excluded under clause (a) of the proviso below);
(3) capitalized interest;
(4) non-cash interest expense;
(5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;
(6) net payments or receipts pursuant to Hedging Obligations;
(7) dividends declared and paid in cash or Disqualified Stock in respect of (A) all Preferred Stock of Restricted Subsidiaries and (B) all Disqualified Stock of the Company, in each case held by Persons other than the Company or a Wholly Owned Subsidiary and, in each case, excluding dividends payable in Qualified Stock;
(8) interest incurred in connection with Investments in discontinued operations;
(9) interest accruing on any Indebtedness of any other Person (other than a Subsidiary) to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary and such Indebtedness is accelerated or any payment is actually made in respect of such Guarantee; and

(10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company or a Restricted Subsidiary thereof) in connection with Indebtedness Incurred by such plan or trust, and less, to the extent included in such interest expense, (a) the amortization during such period of debt issuance costs; provided, however, that the aggregate amount of amortization relating to any such debt issuance costs deducted in calculating Consolidated Interest Expense shall not exceed 5.0% of the aggregate amount of the financing giving rise to such debt issuance costs and (b) the write-off of debt issuance costs and debt discount paid in connection with any early extinguishment of Indebtedness during such period.
“Consolidated Net Income” means, for any period, the sum of (1) net income of the Company and its Subsidiaries and (2) to the extent deducted in calculating net income of the Company and its Subsidiaries, any non-recurring fees, expenses or charges related to the Transactions or any Note Refinancing ; provided, however, that there shall not be included in such Consolidated Net Income:
(1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:
(A) subject to the exclusion contained in clause (3) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (2) below); and
(B) the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;
(2) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:
(A) subject to the exclusion contained in clause (3) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and
(B) the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(3) any gain or loss (and the related tax effects) realized upon the sale or other disposition of any assets of the Company, its consolidated Restricted Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;
(4) extraordinary, non-cash or non-recurring gains, losses or charges, including (i) those related to impairment of goodwill and other intangible assets, (ii) the write-off of capitalized financing costs and related premiums paid in connection with any early extinguishment of Indebtedness and the related tax effects, and (iii) any gains, losses or charges relating to any Note Refinancing;
(5) the cumulative effect of a change in accounting principles; and
(6) any net income or loss attributable to discontinued operations.
Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under Section 4.04(a)(3)(D).
“Credit Agreement” means the Credit Agreement dated as of April 19, 2002, by and among the Company, the lenders referred to therein, UBS AG, Stamford Branch, as Administrative Agent, Credit Suisse First Boston, as Syndication Agent, and CIBC World Markets Corp., as Documentation Agent, together with the related documents thereto (including any guarantees and security documents, whether in effect on April 23, 2002 or entered into thereafter), as amended, extended, renewed, restated, supplemented or otherwise modified. For the avoidance of doubt, within the meaning of “Credit Agreement” shall be the Loan and Security Agreement, dated as of October 3, 2008, by and among the Company and Gentek Building Products, Inc., as U.S. Borrowers, Gentek Building Products Limited, as Canadian Borrower, Associated Materials Holdings, Gentek Holdings, LLC and Alside, Inc., as guarantors, the lenders and issuing bank from time to time party thereto, Wachovia Bank, National Association, as administrative and collateral agent, Wachovia Capital Markets, LLC and CIT Capital Securities, LLC, as joint lead arrangers and joint lead bookrunners, and The CIT Group/Business Credit, Inc., as syndication agent, as amended, extended, renewed, restated, supplemented or otherwise modified.
“Credit Facilities” means, with respect to the Company and its Restricted Subsidiaries, one or more debt facilities (including under the Credit Agreement) or commercial paper facilities with banks, insurance companies or other institutional lenders providing for revolving credit loans, term loans, notes, factoring or other receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from or issue securities to such lenders against such receivables) or letters of credit or other credit facilities, in each case, as amended, modified, supplemented, increased or restated from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether with the original agents and lenders or other agents or lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise).

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.
“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
“Designated Senior Indebtedness”, with respect to a Person, means
(1) the Bank Indebtedness; and
(2) any other Senior Indebtedness of such Person which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by such Person in the instrument evidencing or governing such Senior Indebtedness as “Designated Senior Indebtedness” for purposes of this Indenture.
“Disqualified Stock” means, with respect to any Person, that portion of any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:
(1) matures (excluding any maturity as a result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;
(2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or
(3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;
in each case on or prior to the date that is 91 days after the Stated Maturity of the Securities; provided, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy obligations as a result of such employee’s death or disability; and provided, further, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the date that is 91 days after the Stated Maturity of the Securities shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Securities in Section 4.06 and 4.09 of this Indenture.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price shall be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.
“EBITDA” for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:
(1) all income tax expense of the Company and its consolidated Restricted Subsidiaries;
(2) Consolidated Interest Expense;
(3) depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period); and
(4) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period);
in each case for such period determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interest) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders. In addition, to the extent reducing EBITDA for any period, all costs and charges directly relating to the Transactions and the Note Refinancing shall be excluded.
“Equity Financing” means the financing by Parent of at least $172.0 million of equity capital to provide a portion of the funds for the Equity Tender Offer and the Merger.
“Equity Offering” means a primary offering of common stock or common equity of Parent or the Company.
“Equity Tender Offer” means the cash tender offer for 100% of the shares of common stock of the Company at a price of $50.00 per share.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Existing AMH II Notes” means AMH II’s 13.625% Senior Notes Due 2014.
“Existing AMH Indenture” means the Indenture dated as of March 4, 2004, between AMH and Wilmington Trust Company, as trustee.
“Existing AMH Notes” means AMH’s 11 1/4% Senior Discount Notes Due 2014.
“Existing AMI Notes” means the Company’s 9 3/4% Senior Subordinated Notes Due 2012.
“Existing AMI Indenture” means the Indenture dated as of April 23, 2002, among the Company and Wilmington Trust Company, as trustee, as amended.
“GAAP” means generally accepted accounting principles in the United States of America as in effect as of April 23, 2002, including those set forth in
(1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;
(2) statements and pronouncements of the Financial Accounting Standards Board;
(3) such other statements by such other entity as approved by a significant segment of the accounting profession; and
(4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.
All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.
“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person
(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or
(2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
“Guaranty” means each Subsidiary Guaranty, as applicable.
“Guaranty Agreement” means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company’s obligations with respect to the Securities on the terms provided for in this Indenture.
“Harvest Management Services Agreement” means the management agreement, dated as of April 19, 2002 between Harvest Partners, Inc. and the Company entered into in connection with the Transaction.
“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement or similar Agreement.
“Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar’s books.
“Holding Companies” means Parent, AMH and AMH II or any other direct or indirect parent of the Company.
“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning.
“Indebtedness” means, with respect to any Person on any date of determination (without duplication):
(1) the principal in respect of (A) indebtedness of such Person for borrowed money and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;
(2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;
(3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);
(5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with this Indenture (but excluding, in each case, any accrued dividends);
(6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;
(7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and
(8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.
The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.
“Indenture” means this Indenture as amended or supplemented from time to time.
“Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.
“Interest Rate Agreement” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include interest rate swaps, caps, floors, collars and similar agreements to protect such Person against fluctuations in interest rates.

“Investcorp Management Services Agreements” means (i) the Agreement for Management Advisory, Strategic Planning and Consulting Services, dated as of December 22, 2004, between Investcorp International Inc. and the Company, (ii) the Financing Advisory Services Agreement, dated as of December 22, 2004, between Investcorp International Inc. and the Company, and (iii) M&A Advisory Services Agreement, dated as of December 5, 2004, between Investcorp International Inc. and the Company.
“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.
For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and Section 4.04:
(1) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; and
(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.
“Issue Date” means the date on which the Securities are originally issued.
“Junior” means in relation to specified Indebtedness that the Securities (a) are subject to any contractual or structural subordination or (b) in the case of specified Secured Indebtedness, are unsecured or secured by a Lien junior to the Lien securing such specified Indebtedness or a Lien on less than all of the collateral securing such specified Indebtedness.
“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.
“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).
“Merger” means the merger of Simon Acquisition Corp. with and into Associated Materials Incorporated pursuant to the Merger Agreement.
“Merger Agreement” means the Agreement and Plan of Merger dated as of March 16, 2002 by and among Simon Acquisition Corp., Parent and the Company.

“Net Available Cash” from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:
(1) all legal, title and recording tax expenses, underwriting discounts, commissions and other fees and expenses incurred (including fees and expenses of counsel, accountants and investment bankers), and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;
(2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;
(3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition; and
(4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any current or contingent liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.
“Net Cash Proceeds”, with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.
“Note Refinancing” means any amendment (or other modification) in any manner of any of the material terms of, or any Refinancing of, all or any part of the Obligations under the Existing AMI Notes or the Existing AMH Notes, or both, including (i) any amendment of the Existing AMI Notes or the Existing AMI Indenture or the issuance of notes or other Indebtedness of the Company and, if applicable, other consideration in exchange for, or the net proceeds of which are used to Refinance, all or a portion of the Existing AMI Notes, whether or not the principal amount of any such notes or other Indebtedness being issued is less or greater than the principal amount of the Existing AMI Notes, whether such notes or other Indebtedness is secured or unsecured, senior or subordinated, and irrespective of the terms of any indenture or other debt agreement or agreements evidencing such notes or other Indebtedness, (ii) the issuance of notes or other Indebtedness of the Company and, if applicable, other consideration in exchange for, or the net proceeds of which are used to Refinance, all or a portion of the Existing AMH Notes, whether or not the principal amount of such notes or other Indebtedness is less or greater than the principal amount of the Existing AMH Notes, whether such notes or other Indebtedness is secured or unsecured, senior or subordinated, and irrespective of the terms of any indenture or other debt agreement or agreements evidencing such notes or other Indebtedness, and the distribution of the exchanged Existing AMH Notes to AMH for cancellation, (iii) the issuance of the Replacement AMI Notes or (iv) any amendment of the Credit Facilities, if incurred pursuant to Section 4.03(b)(1) hereof, including to permit the transactions taking place as part of the transactions referred to in clause (i), (ii) and (iii) hereof, in each case including the payment of accrued interest and fees and expenses in connection therewith.

“Note Refinancing Conditions” means:
(1) the Note Refinancing (other than an amendment of the Credit Facilities to permit the fulfillment of the Company’s obligations under Section 6.1 of the Purchase Agreement) shall have been consummated on or prior to the first anniversary of the Issue Date;
(2) no Default or Event of Default shall then exist or result from the Note Refinancing;
(3) after giving effect to the Note Refinancing on a pro forma basis, the Consolidated Coverage Ratio (with references to the Company and its Restricted Subsidiaries in such definition instead referring to AMH II and its Subsidiaries) of AMH II and its Subsidiaries shall not be less than, and the Leverage Ratio (as defined as of the date hereof in the indenture relating to the Existing AMH II Notes) of AMH II and its Subsidiaries shall not be greater than, such Consolidated Coverage Ratio and such Leverage Ratio immediately prior to the Note Refinancing;
(4) if applicable, the Company shall have commenced an offer to the holders of the Securities to exchange their Securities for Replacement AMI Notes in accordance with the terms of the Purchase Agreement (which, for the avoidance of doubt, may occur following any Note Refinancing); and
(5) the Credit Facilities, if incurred pursuant to Section 4.03(b)(1) hereof, shall be comprised entirely of a revolving facility and shall not contain any term Indebtedness.
“Note Tender Offer” means the tender offer by the Company of all its 9 1/4% senior subordinated notes due 2008, including the change of control offer required pursuant to the indenture governing such 9 1/4% senior subordinated notes and the defeasance of any such remaining 9 1/4% senior subordinated notes after such change of control offer.
“Obligations” means with respect to any Indebtedness all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such Indebtedness.
“Offering” means the issue and sale of the Securities pursuant to the Purchase Agreement.

“Officer” means the Chairman of the Board, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company.
“Officers’ Certificate” means a certificate signed by two Officers one of whom shall be the principal financial officer of the Company, and in the case of Section 4.11, shall be the principal financial officer, principal executive officer or principal accounting officer.
“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.
“Parent” means Associated Materials Holdings, LLC, a Delaware limited liability company, and its successors.
“Parent Board” means the Board of Directors of the Parent or any committee thereof duly authorized to act on behalf of such Board.
“Pari Passu” means, with respect to any specified Indebtedness, that (a) the Securities are not contractually or structurally subordinated to such specified Indebtedness, (b) such specified Indebtedness does not (i) have a maturity or scheduled principal payments more than 3 months prior to the maturity of the Securities or (ii) provide for guarantees or other credit support that is greater than that applicable to the Securities and (c) if such specified Indebtedness is Secured Indebtedness, the Securities are equally and ratably secured with such Indebtedness by all collateral securing such Indebtedness.
“Permitted Holders” means the “Purchasers” and the “Sellers” under the Stock Purchase Agreement and Permitted Transferees.
“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:
(1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;
(2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Related Business;
(3) cash and Temporary Cash Investments;
(4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5) payroll, moving, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(6) loans or advances to employees, directors or consultants made in the ordinary course of business in an aggregate amount not to exceed $2.0 million at any time outstanding;
(7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;
(8) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 4.06;
(9) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
(10) Hedging Obligations of the Company’s or any Restricted Subsidiary’s business and not for the purpose of speculation;
(11) Investments existing on the Issue Date and any such Investment that replaces or refinances such Investment in such Person existing on the Issue Date in an amount not exceeding the amount of the Investment being replaced or refinanced; provided, however, the new Investment is on terms and conditions no less favorable than the Investment being renewed or replaced;
(12) Guarantees of Indebtedness otherwise permitted under this Indenture;
(13) Investments the payment of which consists of Qualified Stock of any of the Holding Companies or the Company;
(14) Investments in the Securities;
(15) Investments consisting of obligations of one or more consultants, officers, directors or other employees of the Company or any of its Subsidiaries in connection with such consultants, officers’, directors’ or employees’ acquisition of shares of capital stock of any of the Holding Companies or the Company so long as no cash is paid by the Company or any of its Subsidiaries to such consultants, officers, directors or employees in connection with the acquisition of any such obligations; and

(16) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (16) that are at the time outstanding, not to exceed $2.5 million.
“Permitted Transferee” means, with respect to any Person:
(1) any Affiliate of that Person;
(2) the spouse, former spouse, lineal descendants, heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any such Person;
(3) a trust, the beneficiaries of which, or a corporation or partnership or limited liability company, the stockholders, general or limited partners or members of which, include only such Person or his or her spouse, former spouse, lineal descendants or heirs, in each case to whom such Person has transferred, or through which such Person holds, the beneficial ownership (as such term is used in clause (1) of the definition of Change of Control) of any securities of the Company;
(4) any investment fund or investment entity that is a subsidiary of such Person or a Permitted Transferee of or managed by such Person;
(5) (a) Harvest Partners, Inc., (b) any Affiliate of Harvest Partners, Inc., (c) any other Person with whom Harvest Partners, Inc. or any Affiliate thereof has any administrative relationship with respect to securities of the Company and (d) any holder of Capital Stock of any Person referred to in the foregoing clause (c); and
(6) (a) Investcorp S.A., (b) any Affiliate of Investcorp S.A., (c) any other Person with whom Investcorp S.A. or any Affiliate thereof has any administrative relationship with respect to securities of the Company and (d) any holder of Capital Stock of any Person referred to in the foregoing clause (c).
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
“principal” of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.
“Purchase Agreement” means a purchase agreement dated June [     ], 2009 between the Company and the Purchasers (as defined therein) to effectuate the Offering.

“Qualified Stock” means any Capital Stock that is not Disqualified Stock.
“Refinance” means, in respect of any Indebtedness, to refinance, amend, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness.
“Refinanced” and “Refinancing” shall have correlative meanings.
“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary incurred pursuant to Section 4.03(a) or Section 4.03(b)(3), (4), (5), (7), (8), (10) or (14); provided, however, that:
(1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;
(2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; and
(3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;
provided, further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.
“Related Business” means any business in which the Company or any of its Restricted was engaged on the Issue Date and any business reasonably related, ancillary or complementary to any business of the Company or any of its Restricted Subsidiaries in which the Company or any of its Restricted Subsidiaries was engaged on the Issue Date or a reasonable expansion thereof.
“Replacement AMI Notes” means the notes, if any, issued in exchange for the Securities, as contemplated by Section 6.1 of the Purchase Agreement.
“Representative” means with respect to a Person any trustee, agent or representative (if any) for an issue of Senior Indebtedness of such Person.

“Restricted Payment” with respect to any Person means:
(1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary);
(2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);
(3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or
(4) the making of any Investment (other than a Permitted Investment) in any Person.
“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.
“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.
“SEC” means the U.S. Securities and Exchange Commission.
“Secured Indebtedness” means any Indebtedness of the Company or a Subsidiary Guarantor for borrowed money that is secured by a Lien on assets of the Company or a Subsidiary Guarantor.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Senior” means, in relation to the Securities, that the specified other Indebtedness (x) is either unsecured or, if the Securities become Secured Indebtedness, secured by a Lien junior to the Securities pursuant to customary “silent junior lien” intercreditor arrangements satisfactory to the holders of a majority in principal amount of the Securities (provided that any intercreditor arrangements that are accepted by the majority of the holders of the AMI Exchange Notes shall be deemed satisfactory to the holders of the Securities), (y) is subordinated in right of payment to the Securities on subordination terms no less favorable to the Holders in any material respect than those contained in Article 10 in respect of the Securities, and (z) has no scheduled principal payments earlier than October 15, 2012.
“Senior Indebtedness” means with respect to any Person:

(1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred, including, and together with, all Obligations under the Credit Facilities; and
(2) accrued and unpaid interest (including interest accruing on or after the filing of, or which would have accrued but for the filing of, any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of such Person for borrowed money, including, and together with, all Obligations under the Credit Facilities, (B) Hedging Obligations and (C) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such obligations are subordinate or pari passu in right of payment to the Securities or the Guaranty of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include
(1) any obligation of such Person to any Subsidiary;
(2) any liability for Federal, state, local or other taxes owed or owing by such Person;
(3) any accounts payable or other liability to trade creditors arising in the ordinary course of business including guarantees thereof or instruments evidencing such liabilities);
(4) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person; or
(5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture, except to the extent that the Indebtedness so incurred was extended by the lenders thereof in reliance on a certificate executed and delivered by the president, chief executive officer or chief financial or accounting officer of the Company in which certificate such officer certified that the incurrence of such Indebtedness was permitted under the proviso in clause (1) in paragraph (b) of Section 4.03.
“Senior Subordinated Indebtedness” means, with respect to a Person, the Securities and the Existing AMI Notes (in the case of the Company), each Guaranty and each Guarantee under the Existing AMI Notes (in the case of the applicable Subsidiary Guarantor) and any other Indebtedness of such Person that specifically provides that such Indebtedness is to rank pari passu with the Securities or such Guaranty, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Person which is not Senior Indebtedness of such Person.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.
“Simon Acquisition Corp.” means Simon Acquisition Corp., a Delaware corporation.
“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).
“Stock Purchase Agreement” means the Stock Purchase Agreement, dated as of December 5, 2004, among AMH, Harvest Partners, Inc., the other sellers named therein, AM Holding Limited, AM Equity Limited, AM Investments Limited, Associated Equity Limited and Associated Investments Limited.
“Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities or a Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.
“Subordinated Securities Obligations” means all Obligations with respect to the Securities, including principal, premium (if any), interest payable pursuant to the terms of the Securities (including upon the acceleration or redemption thereof), together with and including any amounts received or receivable upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise.
“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by
(1) such Person;
(2) such Person and one or more Subsidiaries of such Person; or
(3) one or more Subsidiaries of such Person.
“Subsidiary Guarantor” means each domestic Subsidiary of the Company that executes this Indenture as a guarantor on the Issue Date and each other domestic Subsidiary of the Company that thereafter guarantees the Securities pursuant to the terms of this Indenture.
“Subsidiary Guaranty” means a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the Securities.

“Temporary Cash Investments” means any of the following:
(1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;
(2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 365 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;
(3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;
(4) investments in commercial paper, maturing not more than 365 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-l” (or higher) according to Moody’s Investors Service, Inc. or “A-l” (or higher) according to Standard & Poor’s Ratings Group;
(5) investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Standard & Poor’s Ratings Group or “A” by Moody’s Investors Service, Inc.; and
(6) money market funds at least 95% of the assets of which constitute Temporary Cash Investments of the kind described in clauses (1) through (5) of this definition.
“TIA” means the Trust Indenture Act of 1939, as amended, (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in Section 9.03.
“Transactions” means, collectively, the Merger, the Equity Tender Offer, the Note Tender Offer, the Equity Financing, the Bank Facilities and the Offering.
“Trust Officer” means any officer of the Trustee having direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of their knowledge of and familiarity with the particular subject.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.
“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.
“Unrestricted Subsidiary” means:
(1) any Subsidiary of an Unrestricted Subsidiary; and
(2) any Subsidiary of the Company which is designated after the Issue Date as an Unrestricted Subsidiary by a board resolution of the Board of Directors of the Company; provided that a Subsidiary may be so designated as an Unrestricted Subsidiary only if:
(A) such designation is in compliance with Section 4.04;
(B) immediately after giving effect to such designation, the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.03;
(C) no Default or Event of Default has occurred and is continuing or results therefrom; and
(D) neither the Company nor any Restricted Subsidiary will at any time
(i) provide a guarantee of, or similar credit support to, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness),
(ii) be directly or indirectly liable for any Indebtedness of such Subsidiary or
(iii) be directly or indirectly liable for any other Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of such Subsidiary (including any corresponding right to take enforcement action against such Subsidiary), except in the case of clause (i) or (ii) to the extent
(i) that the Company or such Restricted Subsidiary could otherwise provide such a guarantee or incur such Indebtedness (other than as Permitted Indebtedness) pursuant to Section 4.03 and
(ii) the provision of such guarantee and the incurrence of such Indebtedness otherwise would be permitted under Section 4.04.

The Trustee will be provided with an Officers’ Certificate stating that such designation is permitted and setting forth the basis upon which the calculations required by this definition were computed, together with a copy of the board resolution adopted by the Board of Directors of the Company making such designation.
The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.
“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.
Except as described in Section 4.03, whenever it is necessary to determine whether the Company has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.
“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.
“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.
“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares and other legally required qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.

SECTION 1.02. Other Definitions

	Defined in
Term	Section

“Affiliate Transaction”	4.07
“Bankruptcy Law”	6.01
“Blockage Notice”	10.03
“Blocker Carveout Transfers”	4.13
“covenant defeasance option”	8.01	(b)
“Custodian”	6.01
“Event of Default”	6.01
“legal defeasance option”	8.01	(b)
“Legal Holiday”	13.08
“pay its Subsidiary Guaranty”	12.03
“pay the Securities”	10.03
“Payment Blockage Period”	10.03
“Payment Default”	10.03, 12.03
“Permitted Indebtedness”	4.03	(b)
“Registrar”	2.03
“Subsidiary Guaranty Blockage Notice”	12.03
“Subsidiary Guaranty Payment Blockage Period”	12.03
“Successor Company”	5.01	(a)(1)
SECTION 1.03. TIA Provisions. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:
“Commission” means the SEC;
“indenture securities” means the Securities;
“indenture security holder” means a Securityholder;
“indenture to be qualified” means this Indenture;
“indenture trustee” or “institutional trustee” means the Trustee; and
“obligor” on this Indenture securities means the Company and any other obligor on this Indenture securities.
All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04. Rules of Construction. Unless the context otherwise requires:
(1) a term has the meaning assigned to it;
(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(3) “or” is not exclusive;
(4) “including” means including without limitation;
(5) words in the singular include the plural and words in the plural include the singular;
(6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;
(7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;
(8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;
(9) all references to the date the Securities were originally issued shall refer to the Issue Date; and
(10) any reference to an agreement or other document “as amended” shall include supplements, waivers and other modifications.
ARTICLE 2
The Securities
SECTION 2.01. Form and Dating. Provisions relating to the Securities are set forth in the Rule 144A/Regulation S Appendix attached hereto (the “Appendix”) which is hereby incorporated in and expressly made part of this Indenture. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit A are part of the terms of this Indenture.
SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature.
If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been duly and validly authenticated and issued under this Indenture.
The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Upon receipt of a Company Order, the Trustee or authenticating agent shall authenticate the Securities for original issue up to the aggregate principal amount stated in the Securities. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.
SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.
The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Wholly Owned Subsidiary incorporated or organized within The United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.
To the extent that any Global Securities are issued hereunder, the Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to any such Global Securities.
The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.
SECTION 2.04. Paying Agent to Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal or interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.

SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders that complies with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.
SECTION 2.06. Transfer and Exchange. (a) The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall promptly inform the Company of such request. Within 2 Business Days of such notice, the Company shall provide written confirmation to the Registrar that the transfer is permitted pursuant to the terms of clause (c) below. Upon receipt of such notice by the Registrar and a Security duly executed by the Company, the Registrar shall register the transfer if the other requirements of this Indenture and Section 8-401(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.
(b) The Company shall not be obligated to effect the transfer of any Security unless the transferee of such Security has agreed to be bound by Section 6.1(a) of the Purchase Agreement.
(c) The Company shall not be obligated to effect the transfer of any Security to any Competitor of the Company or any of its Subsidiaries unless an Event of Default of a type described in clauses (1), (2), (7) or (8) of Section 6.01 exists. For the purposes of this Indenture a “Competitor” of the Company or any of its Subsidiaries shall include (i) any Person which manufactures products directly or indirectly competitive with the products manufactured by the Company or any of its Subsidiaries or (ii) any Person which sells or otherwise distributes products directly or indirectly competitive with the products manufactured by the Company or any of its Subsidiaries or (iii) any Affiliate of any of the Persons described in the immediately preceding clause (i) or (ii) (other than Affiliates that are investment funds), in each case as reasonably determined by the Board of Directors of the Company.
SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

Every replacement Security is an additional obligation of the Company.
SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.
If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser.
If the principal amount of and interest due on any Security is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.
SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for such definitive Securities upon surrender of such temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall be entitled to the same benefits under this Indenture as a Holder of definitive Securities.
SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation. The Trustee shall dispose of such cancelled Securities in accordance with its customary procedures. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.
SECTION 2.12. CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.
ARTICLE 3
Redemption
SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.
Except as required under Section 3.07, the Company shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate from the Company to the effect that such redemption will comply with the conditions herein.
SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in principal amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly in writing of the Securities or portions of Securities to be redeemed.

SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder’s registered address.
The notice shall identify the Securities to be redeemed (including CUSIP numbers, if applicable) and shall state:
(1) the redemption date;
(2) the redemption price;
(3) the name and address of the Paying Agent;
(4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;
(6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and
(7) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.
At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section.
SECTION 3.04. Effect of Notice of Redemption . Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.
SECTION 3.05. Deposit of Redemption Price. Prior to the redemption date, the Company shall deposit with the Trustee or Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) a sum sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on the redemption date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest, if any, on all Securities to be redeemed.

SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof), the Company shall execute and the Trustee shall authenticate and deliver to the Holder of that Security (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the principal amount of the Security surrendered.
ARTICLE 4
Covenants
SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.
The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.
SECTION 4.02. SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC (unless the SEC will not accept such a filing and commencing with the effectiveness of the Exchange Offer or Shelf Registration Statement) and will in any event provide the Trustee and Securityholders within 15 days after it files with the SEC with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that the Company shall not be so obligated to file such reports with the SEC, if the SEC does not permit such filing, in which event the Company will make available such information to the Trustee and Securityholders within 15 days after the time the Company would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act. In addition, the Company shall furnish to the Holder of the Securities and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Securities are not freely transferable under the Securities Act. The Company also shall comply with the other provisions of TIA Section 314(a).
Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

SECTION 4.03. Limitations on Indebtedness. (a) Subject to Section 4.13, the Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that subject to subsections (c), (d) and (e) below, the Company and its Restricted Subsidiaries shall be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, no Default has occurred and is continuing and the Consolidated Coverage Ratio exceeds 2 to 1.
(b) Notwithstanding the foregoing subsection (a) but subject to subsections (c), (d) and (e) below, the Company and the Restricted Subsidiaries shall be entitled to Incur any or all of the following Indebtedness (“Permitted Indebtedness”):
(1) Indebtedness Incurred by the Company and its Restricted Subsidiaries pursuant to Credit Facilities; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed the greater of (A) $215.0 million and (B) the sum of (x) 65% of the book value of the inventory of the Company and its Restricted Subsidiaries and (y) 85% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries;
(2) Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary or to the holder of a Lien permitted under this Indenture) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if the Company is the obligor on such Indebtedness and the holders of Indebtedness under the Credit Facilities do not have a security interest therein or the obligee is a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities;
(3) the Securities and related Guarantees;
(4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1) or (3) of this Section 4.03(b));
(5) Refinancing Indebtedness;
(6) Hedging Obligations of the Company or any Restricted Subsidiary not for the purpose of speculation;
(7) obligations in respect of letters of credit, performance, bid, surety, appeal and other similar bonds and completion guarantees, payment obligations in connection with self-insurance or similar requirements provided by the Company or any Restricted Subsidiary in the ordinary course of business;

(8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;
(9) Indebtedness (including Capital Lease Obligations) Incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease, construction or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) within 180 days after such purchase, lease, construction or improvement in an aggregate principal amount which, when added together with the amount of Indebtedness Incurred pursuant to this clause (9) and then outstanding, does not exceed $5.0 million (including any Refinancing Indebtedness with respect thereto);
(10) Indebtedness Incurred and outstanding on or prior to the date on which such Person was acquired by the Company or any Restricted Subsidiary or assumed by the Company or a Restricted Subsidiary at the time of acquisition of all or any portion of the assets (or any business or product line of another Person) (other than Indebtedness Incurred in connection with or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Restricted Subsidiary or was acquired by the Company); provided, however, at the time of such acquisition and after giving effect thereto, the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (10) and then outstanding does not exceed $5.0 million;
(11) any Guarantee (including the Subsidiary Guaranties) by the Company or a Restricted Subsidiary of Indebtedness or other obligations of the Company or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness by the Company or such Restricted Subsidiary is permitted under the terms of this Indenture;
(12) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, Incurred or assumed in connection with the disposition or acquisition of any business, assets or a Restricted Subsidiary of the Company;
(13) Indebtedness of the Company or of any of its Restricted Subsidiaries in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (12) above or paragraph (a)), does not exceed $12.5 million; and
(14) Indebtedness of the Company or any of its Restricted Subsidiaries Incurred pursuant to the Note Refinancing, provided that the Note Refinancing Conditions are satisfied on the date of any such Incurrence and, to the extent applicable, subject to the limitations in Section 4.03(b)(1).

(c) Notwithstanding the foregoing, neither the Company nor any Subsidiary Guarantor shall Incur any Indebtedness pursuant to Section 4.03(b) (other than (b)(1) above) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the Securities or the applicable Subsidiary Guaranty to at least the same extent as such Subordinated Obligations.
(d) Notwithstanding Sections 4.03(a) and 4.03(b) above, neither the Company nor any Subsidiary Guarantor shall Incur (1) any Indebtedness if such Indebtedness is subordinate in right of payment to any Senior Indebtedness of the Company or such Subsidiary Guarantor, as applicable, unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of the Company or such Subsidiary Guarantor, as applicable, or (2) any Secured Indebtedness (for borrowed money including Capital Lease Obligations) that is not Senior Indebtedness of such Person (other than Indebtedness solely between or among the Company and a Subsidiary Guarantor or between or among the Subsidiary Guarantors) unless contemporaneously therewith such Person makes effective provision to secure the Securities or the relevant Subsidiary Guaranty, as applicable, equally and ratably with or senior to such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien; provided, however, that nothing in this Indenture shall limit Liens to secure Indebtedness (including Liens securing Indebtedness that is not Senior Indebtedness) Incurred pursuant to any Note Refinancing so long as the requirements of clause (e) below are satisfied.
(e) Notwithstanding Sections 4.03(a) and 4.03(b) above, the Company shall not, and shall not permit any Restricted Subsidiary to, Incur (1) any AMI Exchange Notes unless the Company shall have taken such steps as may be necessary so that the Securities shall be Pari Passu with such AMI Exchange Notes, (2) any AMH Exchange Notes unless the Company shall have taken such steps as may be necessary so that the Securities shall be Senior to such AMH Exchange Notes, (3) any Indebtedness under Section 4.03(a) or 4.03(b)(13), unless the Company shall have taken such steps as may be necessary so that the Securities shall be Senior to such Indebtedness, or (4) any Indebtedness permitted by Section 4.03(a) or 4.03(b) (other than Indebtedness permitted by Section 4.03(b)(1), Section 4.03(b)(4) (only to the extent such Indebtedness constitutes Senior Indebtedness), Section 4.03(b)(5) through Section 4.03(b)(11) (in the case of Section 4.03(b)(11), only to the extent the guaranteed Indebtedness constitutes Senior Indebtedness) and Section 4.03(b)(12)), if the Securities would be Junior to such Indebtedness; provided that if the Securities become Secured Indebtedness, the Securities shall be secured by all collateral securing Indebtedness under the Credit Facilities Incurred pursuant to Section 4.03(b)(1) by a Lien that is second in priority to the Lien securing such Indebtedness and subject to no other prior Liens (other than Liens permitted under such Credit Facilities to be prior to the Liens securing such Indebtedness) and such Credit Facilities shall not contain any “last out” tranche arrangements. It is understood that consent of the lenders under the Credit Agreement would be required for the Securities to become Secured Indebtedness and that such lenders may condition such consent on, among other things, the terms and conditions of such security arrangements, including with respect to an intercreditor agreement, being in form and substance satisfactory to the lenders or agent, as applicable, under the Credit Agreement (but for the avoidance of doubt any failure to obtain such consent shall not excuse any breach under this Section 4.03(e) that would result if the Company permits any such other Indebtedness referred to above in this Section 4.03(e) to become Secured Indebtedness without causing the Securities to become Secured Indebtedness in accordance with, and to the extent required by, the provisions of this Section 4.03(e)). At the request of the Company, the Trustee shall enter into such intercreditor agreements and other documents on behalf of the Holders as may be requested by the Company to give effect to the foregoing provisions, provided the Trustee receives, and upon which such Trustee shall be entitled to conclusively rely, an Officers’ Certificate and an Opinion of Counsel to the effect that all conditions precedent to the obligation to enter into such documents hereunder have been satisfied.

(f) For purposes of determining compliance with this covenant, (1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness at the time of Incurrence and only be required to include the amount and type of such Indebtedness in one of the above clauses and (2) the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above and (3) the Company will be entitled from time to time to reclassify any Indebtedness Incurred pursuant to any clause in paragraph (b) above such that it will be deemed as having been Incurred under another clause in paragraph (b). Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock and change in the amount outstanding due solely to the result of fluctuations in the exchange rates of currencies will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.03; provided, however, that all outstanding Indebtedness incurred as of the date hereof under the Credit Facilities shall be deemed to have been incurred pursuant to Section 4.03(b)(1) above.
(g) For purposes of determining compliance with any U.S. dollar restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness shall be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness, provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars shall be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced shall be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness shall be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess shall be determined on the date such Refinancing Indebtedness is Incurred.
(h) Notwithstanding anything herein to the contrary, any Indebtedness of the Company or any of its Restricted Subsidiaries directly or indirectly (including through participations) issued to or acquired by an Affiliate of the Company, shall be Affiliate Subordinated Indebtedness.

SECTION 4.04. Limitation on Restricted Payments(a) . (a) Subject to Section 4.13, the Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to, make a Restricted Payment if, at the time the Company or such Restricted Subsidiary makes such Restricted Payment:
(1) a Default shall have occurred and be continuing (or would result therefrom);
(2) the Company is not entitled to Incur an additional $1.00 of Indebtedness under Section 4.03(a); or
(3) the aggregate amount of such Restricted Payment and all other Restricted Payments since April 23, 2002 (including any Restricted Payments contemplated by Section 4.13) (the amount expended for such purpose if other than in cash, having the fair market value of such property as determined in good faith by the Company) would exceed the sum of (without duplication):
(A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from July 1, 2002 to the end of the most recent fiscal quarter for which internal financial statements are available on or prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus
(B) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to April 23, 2002 (other than an issuance or sale to a Subsidiary of the Company) and 100% of any cash capital contribution received by the Company from its shareholders subsequent to April 23, 2002; plus
(C) the amount by which Indebtedness of the Company is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to April 23, 2002 of any Indebtedness of the Company for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); plus
(D) an amount equal to the sum of (x) the net reduction in the Investments made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital, in each case received by the Company or any Restricted Subsidiary subsequent to April 23, 2002, and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person.

(b) The preceding provisions of Section 4.04(a) shall not prohibit:
(1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees to the extent that the purchase by such plan or trust is financed by Indebtedness of such plan or trust to the Company or any Restricted Subsidiary or Indebtedness Guaranteed by the Company or a Restricted Subsidiary) or a substantially concurrent cash capital contribution received by the Company from its shareholders; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B);
(2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness which is permitted to be Incurred pursuant to Section 4.03; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;
(3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 4.04; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;
(4) so long as no Default has occurred and is continuing, the repurchase or other acquisition of, shares of, or options to purchase shares of, common stock or preferred stock of any of the Holding Companies or the Company or any of its Subsidiaries by the Company or any of its Subsidiaries (or payments paid to any of the Holding Companies to consummate such repurchases or other acquisitions in accordance with the provisions of this clause (4)) from employees, former employees, directors, consultants, former consultants or former directors of the Company or any of its Subsidiaries upon the death, disability or termination of employment of such employees, directors or consultants, pursuant to the terms of the agreements (including employment and consulting agreement or amendments thereto) or plans approved by the Board of Directors; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed the sum of (A) $2.5 million in any fiscal year and (B) the cash proceeds of any “key man” life insurance policies that are used to make such repurchases; provided, however, that amounts not used pursuant to this clause (4) in a year may be carried forward for use in future years; provided, further, however, that such repurchases and other acquisitions shall be included in the calculation of the amount of Restricted Payments;

(5) the Transactions; provided, however, that Restricted Payments used to effect the Transactions will be excluded in the calculation of the amount of Restricted Payments;
(6) dividends, loans, advances or other distributions to any of the Holding Companies to be used by it solely to pay its franchise taxes and other fees required to maintain its corporate existence and to pay for general corporate and overhead expenses (including salaries and other compensation of the employees, directors fees, indemnification obligations, professional fees and expenses) Incurred by the Holding Companies in the ordinary course of its business; provided, however, that such dividends shall not exceed $750,000 in the aggregate in any calendar year; provided, further, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;
(7) payments to the Holding Companies in respect of Federal, state, foreign and local taxes attributable to (or arising as a result of) the operations of the Company and its Subsidiaries; provided, however, that the amount of such payments in any fiscal year do not exceed the amount that the Company and its Subsidiaries would be required to pay in respect of Federal, state, foreign and local taxes for such fiscal year were the Company subject to, and to pay such taxes as a stand-alone taxpayer (whether or not all such amounts are actually used by the Holding Companies for such purposes); provided, further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;
(8) repurchase of Capital Stock deemed to occur upon the exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price thereof and repurchases of Capital Stock deemed to occur upon the withholding of a portion of the Capital Stock granted or awarded to an employee to pay for the statutory minimum taxes payable by such employee upon such grant or award; provided, however, that such amount shall be excluded in the calculation of the amount of Restricted Payments;
(9) Restricted Payments not exceeding $7.5 million in the aggregate; provided, however, that (A) at the time of such Restricted Payments, no Default shall have occurred and be continuing (or result therefrom) and (B) such Restricted Payments shall be included in the calculation of the amount of Restricted Payments;
(10) any Restricted Payments that are part of the Note Refinancing; provided, however, that (a) the Note Refinancing Conditions shall have been met; (b) unless the AMI Exchange Notes expressly provide otherwise, this clause (10) shall not permit Restricted Payments that are part of the Note Refinancing and are made in cash in excess of the amount of cash proceeds received by the Company and its Restricted Subsidiaries from any incurrence of Indebtedness by the Company or any of its Restricted Subsidiaries or any issuance of Capital Stock or capital contribution, in each case as part of the Note Refinancing and received concurrently or within 180 days prior thereto, and (c) Restricted Payments permitted by this clause (10) shall be excluded in the calculation of the amount of Restricted Payments; or

(11) dividends, loans, advances or other distributions for the payment of interest on the Existing AMH Notes and any Refinancings thereof but only to the extent such dividends, loans, advances or other distributions are permitted pursuant to the AMI Exchange Notes; provided, however that unless the AMI Exchange Notes expressly provide otherwise, such Restricted Payments shall be included in the calculation of the amount of Restricted Payments.
(c) To the extent any Blocker Carveout Transfers shall be made subsequent to the Issue Date that are Restricted Payments, such Restricted Payments (i) shall first be applied to reduce the availability of Restricted Payments otherwise permitted under Section 4.04(b)(9) and (ii) to the extent in excess of such availability and without duplication of clause (i), shall be included in the calculation of the amount of Restricted Payments under Section 4.04(a).
SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:
(i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date (including this Indenture, the agreements governing the Credit Facilities and the indenture governing the Existing AMI Notes and the Guarantees thereof);
(ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;
(iii) any encumbrance or restriction pursuant to any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or Refinancings of the Indebtedness referred to in any of the foregoing clauses and restrictions contained in Indebtedness incurred after the date hereof in accordance with the terms of this Indenture; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or Refinancings are not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the applicable instrument governing such Indebtedness as in effect on the date of this Indenture; provided that, with respect to any agreement governing such other Indebtedness, the provisions relating to such encumbrance or restriction are no less favorable to the Company in any material respect as determined by the Company in its reasonable and good faith judgment than the provisions contained in the Credit Agreement as in effect on April 23, 2002;

(iv) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
(v) any such encumbrance or restriction consisting of customary non-assignment provisions in contracts or in leases governing leasehold interest and in intellectual property contracts and licenses;
(vi) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of assets (including Capital Stock) of such Restricted Subsidiary permitted by this Indenture pending the closing of such sale or disposition;
(vii) any restriction arising under applicable law, regulation or order;
(viii) restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;
(ix) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien; and
(x) restrictions contained in agreements relating to Indebtedness incurred in connection with the Note Refinancing and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or Refinancings of such agreements; provided that such agreements, amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or Refinancings are not materially more restrictive with respect to such dividend and other payment restrictions than those contained in this Indenture as determined by the Board of Directors of the Company in its reasonable and good faith judgment and such determination is evidenced by a resolution of the Board of Directors.
SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock. (a) Subject to Section 4.13, the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:
(1) The Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Company, or in the case of an Asset Disposition in excess of $10 million, by the Board of Directors of the Company, of the shares and assets subject to such Asset Disposition;

(2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and
(3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) pursuant to one or more of the following:
(A) to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Company (including cash collateralization of letters of credit and similar credit transactions constituting Senior Indebtedness) or Indebtedness (other than any Disqualified Stock) of a Restricted Subsidiary (or, in the case of a revolving credit facility, effect a permanent reduction in availability thereunder regardless of the fact that no prepayment may be required) (in each case other than Indebtedness owed to the Company or a Subsidiary of the Company) or repay Indebtedness secured by such asset within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;
(B) to the extent of the balance of such Net Available Cash after application (if any) in accordance with clause (A), to the extent the Company elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and
(C) to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the holders of the Securities (and to holders of other Senior Subordinated Indebtedness of the Company designated by the Company) to purchase Securities at 100% of their principal amount thereof (and such other Senior Subordinated Indebtedness of the Company) pursuant to and subject to the conditions of Section 4.06(b);
provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.
Notwithstanding the foregoing provisions of this Section 4.06, the Company and its Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this Section 4.06 (a) except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this Section 4.06 (a) exceeds $10.0 million. Pending application of Net Available Cash pursuant to this Section 4.06 (a), such Net Available Cash may be invested in a manner not prohibited by this Indenture and/or applied to temporarily reduce revolving credit indebtedness.

For the purposes of this Section 4.06(a)(2), any of the following are deemed to be cash or cash equivalents:
(1) the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition;
(2) securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days after the date of such Asset Disposition (to the extent of the cash received); and
(3) any Additional Assets (so long as such Additional Assets are acquired for fair market value in connection with the transaction giving rise to such Asset Disposition, as determined in good faith by the Board of Directors of the Company or such Restricted Subsidiary, as applicable).
(b) In the event of an Asset Disposition that requires the purchase of Securities (and other Senior Subordinated Indebtedness of the Company) pursuant to Section 4.06 (a)(3)(C), the Company shall purchase Securities tendered pursuant to an offer by the Company for the Securities (and such other Senior Subordinated Indebtedness) at a purchase price of 100% of their principal amount (or, in the event such other Senior Subordinated Indebtedness of the Company was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Senior Subordinated Indebtedness of the Company, such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company shall select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Securities shall be denominations of $1,000 principal amount or multiples thereof. The Company shall not be required to make such an offer to purchase Securities (and other Senior Subordinated Indebtedness of the Company) pursuant to this Section 4.06 if the Net Available Cash available therefor is less than $10.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of each offer to purchase Securities pursuant to this Section 4.06, the amount of Net Available Cash will be reset to zero.
(c) The Company will comply with the notice requirements of Section 3.03 and, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue of its compliance with such securities laws or regulations.

SECTION 4.07. Limitation on Affiliate Transactions. (a) Subject to Section 4.13, the Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”) unless:
(1) the terms of the Affiliate Transaction are not materially less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate;
(2) if such Affiliate Transaction involves an amount in excess of $2.0 million, a majority of the Board of Directors of the Company have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and
(3) if such Affiliate Transaction involves an amount in excess of $10.0 million, the Board of Directors of the Company shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not materially less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate.
(b) The provisions of Section 4.07 (a) shall not apply to:
(1) any Investment (including a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to Section 4.04;
(2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company;
(3) loans or advances to employees or consultants in the ordinary course of business, but in any event not to exceed $2.0 million in the aggregate outstanding at any one time;
(4) the payment of reasonable fees and compensation to, the provision of employee benefit arrangements and indemnity for the benefit of, directors, officers, employees and consultants of the Company and its Restricted Subsidiaries;
(5) any Affiliate Transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries;
(6) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company and loans or advances to employees to purchase Capital Stock;
(7) any agreement with the Company or any Restricted Subsidiary as in effect as of the Issue Date or any amendment or replacement thereto or any transaction contemplated thereby (including pursuant to any amendment or replacement thereto) so long as any such amendment or replacement agreement is not more disadvantageous to the Company or such Restricted Subsidiary in any material respect than the original agreement as in effect on the Issue Date;

(8) the payment of management, consulting and advisory fees and related expenses made pursuant to the Harvest Management Services Agreement and the Investcorp Management Services Agreement, each as in effect on the Issue Date or any amendment or replacement thereto or any transaction contemplated thereby (including pursuant to any amendment or replacement thereto) so long as any such amendment or replacement agreement is not more disadvantageous to the Company or such Restricted Subsidiary in any material respect than the original agreement as in effect on the Issue Date and does not increase the amount of such annual fees or transaction fees;
(9) any consulting or employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business consistent with past practice of the Company or such Restricted Subsidiary, if any; and
(10) any tax sharing agreement or arrangement and payments pursuant thereto among the Company and its Subsidiaries and any other Person (including any of the Holding Companies) with which the Company or its Subsidiaries is required or permitted to file a consolidated tax return or with which the Company or any of its Restricted Subsidiaries is or could be part of a consolidated group for tax purposes in amounts not otherwise prohibited by this Indenture.
SECTION 4.08. Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. Subject to Section 4.13, the Company
(1) shall not, and shall not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any Capital Stock of a Restricted Subsidiary to any Person (other than the Company or a Restricted Subsidiary), and
(2) shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors’ or other legally required qualifying shares) to any Person (other than to the Company or a Restricted Subsidiary), unless
(A) immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary; or
(B) immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under Section 4.04 if made on the date of such issuance, sale or other disposition; or
(C) the sale or issuance of Capital Stock if the proceeds therefrom are applied in accordance with Section 4.06.

SECTION 4.09. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), In the event that at the time of such Change of Control the terms of the Senior Indebtedness of the Company restrict or prohibit the repurchase of Securities pursuant to this Section, then prior to the mailing of the notice to Holders provided for in Section 4.09(b) below but in any event within 30 days following any Change of Control, the Company shall (1) repay in full all such Senior Indebtedness or offer to repay in full all such Indebtedness and repay the Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing such Senior Indebtedness to permit the repurchase of the Securities as provided for in Section 4.09(b).
(b) Within 30 days following any Change of Control, unless the Company has exercised its option to redeem all the Securities as described in paragraph 5(b) of the Securities, the Company shall mail a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:
(1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of such purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);
(2) the circumstances and relevant facts regarding such Change of Control;
(3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and
(4) the instructions, as determined by the Company, consistent with this Section 4.09, that a Holder must follow in order to have its Securities purchased.
(c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.
(d) On the purchase date, the Company will, to the extent lawful:
(1) accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer;
(2) deposit with the Paying Agent an amount equal to the purchase price plus accrued and unpaid interest, if any, in respect of all Securities or portions of Securities properly tendered; and
(3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company.

The Paying Agent will promptly mail to each Holder of Securities properly tendered the purchase price plus accrued and unpaid interest, if any, for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder of a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the purchase date.
(e) Notwithstanding the foregoing provisions of this Section, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.09 applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.
(f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue of its compliance with such securities laws or regulations.
SECTION 4.10. Future Guarantors. The Company shall cause each domestic Restricted Subsidiary that guarantees or incurs any Indebtedness under the Credit Facilities incurred pursuant to Section 4.03(b)(1) hereof to, at the same time, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary shall Guarantee payment of the Securities on the same terms and conditions as those set forth in this Indenture.
SECTION 4.11. Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers’ Certificate, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period, without regard to periods of grace or notice requirements. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).
SECTION 4.12. Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
SECTION 4.13. Dividend Blocker Carveout. Notwithstanding anything in this Indenture to the contrary, none of the provisions of this Indenture or the Purchase Agreement shall encumber or restrict the ability of the Company and its Restricted Subsidiaries to (a) pay dividends or make any other distributions on its capital stock to AMH or any AMH Restricted Subsidiary or pay any Indebtedness owed to AMH or an AMH Restricted Subsidiary, (b) make any loans or advances to AMH or (c) transfer any of its property or assets to AMH, except to the extent it would be permitted under the terms of the Credit Agreement in effect on March 4, 2004, in each case assuming no defaults under such Credit Agreement and that any other conditions thereunder to such payments, distributions, loans, advances or transfers have been satisfied) (collectively, “Blocker Carveout Transfers”).

ARTICLE 5
Successor Company
SECTION 5.01. When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into, or, subject to Section 4.13, convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless
(1) the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;
(2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing
(3) immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a); and
(4) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;
provided, however, that clause (3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or another Restricted Subsidiary or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.
The Successor Company shall be the successor to the predecessor company and shall succeed to, and be substituted for, and may exercise every right and power of, the predecessor company under this Indenture, and the predecessor company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities.

The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or, subject to Section 4.13, convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person (other than the Company or a Subsidiary Guarantor) unless:
(1) except in the case of a Subsidiary Guarantor that has been disposed of in its entirety to another Person (other than to the Company or a Subsidiary of the Company), whether through a merger, consolidation or sale of Capital Stock or assets, if in connection therewith the Company provides an Officers’ Certificate to the Trustee to the effect that the Company shall comply with its obligations under Section 4.06 in respect of such disposition, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guaranty Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary under its Subsidiary Guaranty;
(2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and
(3) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with this Indenture.
ARTICLE 6
Defaults and Remedies
SECTION 6.01. Events of Default. An “Event of Default” occurs if
(1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article 10, and such default continues for a period of 30 days;
(2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon required purchase, upon declaration of acceleration or otherwise;
(3) the Company or any Subsidiary Guarantor fails to comply with Section 5.01;
(4) the Company or any Subsidiary Guarantor fails to comply with Section 4.03, 4.04, 4.05, 4.06 (other than a failure to purchase Securities), 4.07, 4.08 or 4.09 and such failure continues for 30 days after the notice specified below;

(5) the Company or any Subsidiary Guarantor fails to comply with any of its other agreements in the Securities or this Indenture and such failure continues for 60 days after the notice specified below;
(6) (a) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million, or its foreign currency equivalent at the time or (b) a default exists, for which all applicable grace periods have expired, in connection with Indebtedness of the Company that ranks pari passu with the Securities or that represents Subordinated Obligations of the Company, such default permits acceleration of such Indebtedness and the amount of Indebtedness permitted to be accelerated exceeds $10.0 million, or its foreign currency equivalent at the time;
(7) AMH II, AMH, the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
(A) commences a voluntary case;
(B) consents to the entry of an order for relief against it in an involuntary case;
(C) consents to the appointment of a Custodian of it or for any substantial part of its property; or
(D) makes a general assignment for the benefit of its creditors;
or takes any comparable action under any foreign laws relating to insolvency;
(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that
(A) is for relief against AMH II, AMH, the Company or any Significant Subsidiary in an involuntary case;
(B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or
(C) orders the winding up or liquidation of AMH II, AMH, the Company or any Significant Subsidiary; or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;
(9) any judgment or decree for the payment of money (other than judgments which are covered by enforceable insurance policies issued by solvent carriers) in excess of $10.0 million is entered against the Company or any Significant Subsidiary, and remains undischarged, unpaid, unwaived or unstayed for a period of 60 consecutive days following the entry of such judgment or decree becomes final and non-appealable; or

(10) any Subsidiary Guaranty of a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guaranty) for 30 days after notice or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under its Guaranty.
The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
A Default under clauses (4), (5) and (9) is not an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Securities notify the Company and the Trustee of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.
The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default under clause (6) (subject to Section 6.05(b)) or (10) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5), (9) or (10) its status and what action the Company is taking or proposes to take with respect thereto.
SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
SECTION 6.04. Waiver of Past Defaults. Subject to Section 6.02, the Holders of a majority in aggregate principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security, (ii) a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or (iii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.
SECTION 6.05. Control by Majority. (a) The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
(b) Notwithstanding the foregoing, in the event of a declaration of acceleration in respect of the Securities because an Event of Default specified in Section 6.01(6) above shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or paid or such Event of Default shall have been cured or waived by the holders of such Indebtedness and written notice of such discharge, cure or waiver, as the case may be, shall have been given to the Trustee by the Company or by the requisite holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Securities and (i) no Person shall have commenced judicial proceedings to foreclose upon assets of the Company or any of its Restricted Subsidiaries or shall have exercised any right under applicable law or applicable security documents to take ownership of any of such assets in lieu of foreclosure and (ii) no other Event of Default with respect to the Securities shall have occurred which has not been cured or waived during such 30-day period.

SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless
(1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;
(2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;
(3) such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;
(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and
(5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.
A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).
SECTION 6.07. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.
SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.
SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order at the date or dates fixed by the Trustee and, in the case of distribution of such money on account of principal, premium, if any, or interest, if any, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid

FIRST: to the Trustee for amounts due under Section 7.07;
SECOND: to holders of Senior Indebtedness of the Company and, if such money or property has been collected from a Subsidiary Guarantor, to holders of Senior Indebtedness of such Subsidiary Guarantor, in each case to the extent required by Articles 10 and 12;
THIRD: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and
FOURTH: to the Company.
The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.
SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.
SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7
Trustee
SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing (and is not cured), the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.
(b) Except during the continuance of an Event of Default,
(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that
(1) this paragraph does not limit the effect of paragraph (b) of this Section;
(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.
(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.
(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 7.02. Rights of Trustee. (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.
(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.
(e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(f) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of the outstanding Securities.
(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the corporate trust office of the Trustee, and such notice references the Securities and this Indenture.
(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
(j) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(k) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.
(l) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(m) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or apply to the SEC for permission to continue as trustee or resign. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.
SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.
SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing with respect to the Securities and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.
SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA Section 313(a) if such report is required (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b).
A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee in writing whenever the Securities become listed on any stock exchange and of any delisting thereof.

SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for its services, as such fees may be adjusted from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in connection with the exercise or performance of any of its powers or duties hereunder, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee and its officers, directors, employees, representatives and agents against any and all loss, liability, damage, claim, obligation or expense (including attorneys’ fees and expenses) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have one separate counsel (if the Trustee determines in its reasonable judgment that the need for separate counsel exists (due to a conflict of interest or otherwise)) and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or gross negligence. The Company need not pay any settlement made without its consent, which consent shall not be unreasonably withheld.
To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.
The Company’s obligations pursuant to this Section shall survive the resignation and removal of the Trustee and the satisfaction and discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.
SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in aggregate principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if
(1) the Trustee fails to comply with Section 7.10;
(2) the Trustee fails to comply with TIA Section 310(b) after written request therefor by the Company;
(3) the Trustee is adjudged bankrupt or insolvent;
(4) a receiver or other public officer takes charge of the Trustee or its property; or
(5) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in aggregate principal amount of the outstanding Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee, without further act, deed or conveyance, shall have all the rights, powers and duties of the retiring Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07. No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under the TIA.
If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in aggregate principal amount of the outstanding Securities may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.
In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.
SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.
ARTICLE 8
Discharge of Indenture; Defeasance
SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (1) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (2) all outstanding Securities have become due and payable, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.
(b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (1) all its obligations under the Securities, the Subsidiary Guaranties and this Indenture (“legal defeasance option”) or (2) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11 and 4.13 and the operation of Sections 5.01, 6.01(3), 6.01(4), 6.01(5), 6.01(6), 6.01(7), 6.01(8) and 6.01(9) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries) (“covenant defeasance option”), and the Securities will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities will not be deemed outstanding for accounting purposes). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.
If the Company exercises its legal defeasance option, payment of the Securities and the Guarantees may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(6), 6.01(7) and 6.01(8) (but, in the case of such sections, with respect only to Significant Subsidiaries) or because of the failure of the Company to comply with Section 5.01(a)(3). If the Company exercises its legal defeasance option or its covenant defeasance option, each Guarantor, if any, shall be released from all of its obligations with respect to its Guaranty.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.
(c) Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.04 and 8.05 shall survive.
SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if
(1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;
(2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;
(3) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Event of Defaults from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;
(4) defeasance does not result in a breach or violation of, or constitute a default under, this Indenture (other than a breach or violation of this Indenture resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing), the agreements governing Credit Facilities or any other material agreement or instrument binding on the Company or any of its Restricted Subsidiaries and is not prohibited by Article 10;
(5) the Company must have delivered to the Trustee an Opinion of Counsel to the effect that, subject to customary circumstances and conditions, after the 91st day following the deposit, the trust fund will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;
(6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and
(8) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.
Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.
SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to Article 10.
SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon written request any excess money or securities held by them at any time.
Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.
SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations deposited pursuant to this Article 8 or the principal and interest received on such U.S. Government Obligations.
SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 9
Amendments
SECTION 9.01. Without Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder
(1) to cure any ambiguity, omission, mistake, defect or inconsistency;
(2) to comply with Article 5 or Section 4.03(e);
(3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;
(4) to add guarantees with respect to the Securities, including any Subsidiary Guaranties, or to secure the Securities;
(5) to add to the covenants of the Company or a Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or a Subsidiary Guarantor;
(6) to make any change that does not adversely affect the rights of any Securityholder; or
(7) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA.
An amendment under this Section may not make any change that adversely affects the rights under Article 10 or 12 of any holder of Senior Indebtedness of the Company or of a Guarantor then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.
After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.02. With Consent of Holders. The Company, the Subsidiary Guarantor and the Trustee may amend this Indenture, or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding (voting as a single class) (including consents obtained in connection with a tender offer for, exchange for or purchase of the Securities). However, without the consent of each Securityholder affected thereby, an amendment may not
(1) reduce the amount of Securities whose Holders must consent to an amendment;
(2) reduce the rate of or extend the time for payment of interest on any Security;
(3) reduce the principal amount of or extend the Stated Maturity of any Security;
(4) reduce the amount payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3;
(5) make any Security payable in money other than that stated in the Security;
(6) impair the right of any Securityholder to receive payment of principal of and interest on such Securityholder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Securityholder’s Securities;
(7) make any changes in the ranking or priority of any Security that would adversely affect the Securityholders;
(8) make any change in Section 6.04, 6.07 or 6.10 or the second sentence of this Section;
(9) make any change in any Guaranty that would adversely affect the Securityholders in any material respect; or
(10) reduce the percentage of the principal amount of outstanding securities necessary for amendment to or waiver of compliance with any provision of this Indenture or the Securities or for waiver of any default.
It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
An amendment under this Section may not make any change that adversely affects the rights under Article 10 or 12 of any holder of Senior Indebtedness of the Company or of a Subsidiary Guarantor then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.
Section 2.08 hereof shall determine which Securities are considered to be “outstanding” for purposes of this Section 9.02.

After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.
SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.
SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.
The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.
SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, in addition to the documents required by Section 13.04, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.
SECTION 9.07. Payment for Consent. Neither the Company nor any Subsidiary of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE 10
Subordination
SECTION 10.01. Agreement To Subordinate. The Company agrees, and each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by the Securities and all other Subordinated Securities Obligations are subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash of all Senior Indebtedness of the Company and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Securities shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company, including Indebtedness under the Existing AMI Notes, and only Indebtedness of the Company which is Senior Indebtedness of the Company shall rank senior to the Securities in accordance with the provisions set forth herein. All provisions of this Article 10 shall be subject to Section 10.12.
SECTION 10.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution upon a total or partial liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property,
(1) holders of Senior Indebtedness of the Company shall be entitled to receive payment in full in cash or cash equivalents of such Senior Indebtedness before Securityholders shall be entitled to receive any payment on the Securities;
(2) until such Senior Indebtedness of the Company is paid in full in cash or cash equivalents, any payment or distribution to which Securityholders would be entitled but for this Article 10 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Securityholders may receive shares of stock and any debt securities that are subordinated to such Senior Indebtedness to at least the same extent as the Securities; and
(3) if a distribution is made to Securityholders that, due to the provisions of this Article 10, should not have been made to them, then the Securityholders shall hold such distribution in trust for holders of the Senior Indebtedness and pay such distribution to such holders as their interests may appear.
For purposes of this Section only, “cash equivalents” shall mean Temporary Cash Investments.

SECTION 10.03. Default on Senior Indebtedness of the Company. The Company shall not pay the principal of, premium, if any, or interest, if any, on the Securities or other Subordinated Securities Obligations or make any deposit pursuant to Section 8.01 and may not purchase, redeem or otherwise retire any Securities or other Subordinated Securities Obligations (collectively, “pay the Securities”) if either of the following (a “Payment Default”) occurs:
(1) any Designated Senior Indebtedness of the Company is not paid in full in cash when due; or
(2) any other default on Designated Senior Indebtedness of the Company occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash; provided, however, that the Company shall be entitled to pay the Securities and any other Subordinated Securities Obligations without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.
During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company shall not pay the Securities or other Subordinated Securities Obligations for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a “Blockage Notice”) of such default from the Representative of the Bank Indebtedness or, if no Bank Indebtedness is outstanding, the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period shall end earlier if such Payment Blockage Period is terminated:
(1) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice;
(2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or
(3) because such Designated Senior Indebtedness has been discharged or repaid in full in cash.
Notwithstanding the provisions described in the immediately preceding two sentences (but subject to the provisions contained in the first sentence of this Section), unless a Payment Default exists, the Company shall be entitled to resume payments on the Securities and the other Subordinated Securities Obligations after termination of such Payment Blockage Period. The Securities shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of the Company during such period.
For purposes of this Section, no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness of the Company initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

SECTION 10.04. Acceleration of Payment of Securities. If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of the Company (or their Representatives) of the acceleration.
SECTION 10.05. When Distribution Must Be Paid Over. If a distribution is made to Securityholders that because of this Article 10 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear. If any Designated Senior Indebtedness of the Company is outstanding, neither the Company nor any Subsidiary Guarantor shall pay the Securities until five Business Days after the Representatives of all the issues of Designated Senior Indebtedness of the Company receive notice of such acceleration and, thereafter, shall be entitled to pay the Securities only if this Article 10 otherwise permits payment at that time.
SECTION 10.06. Subrogation. After all Senior Indebtedness of the Company is paid in full and until the Securities are paid in full, Securityholders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Securities) to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article 10 to holders of such Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on such Senior Indebtedness.
SECTION 10.07. Relative Rights. This Article 10 defines the relative rights of Securityholders and holders of Senior Indebtedness of the Company. Nothing in this Indenture shall
(1) impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or
(2) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Company to receive distributions otherwise payable to Securityholders.
SECTION 10.08. Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness of the Company to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

SECTION 10.09. Rights of Trustee and Paying Agent. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Failure to give such notice shall not affect the subordination of the Securities to Senior Indebtedness. Notwithstanding Section 10.03, the Trustee or Paying Agent shall continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that under this Article 10 would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that such payments are prohibited by this Article 10. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of the Company shall be entitled to give the notice; provided, however, that, if an issue of Senior Indebtedness of the Company has a Representative, only the Representative shall be entitled to give the notice.
The Trustee in its individual or any other capacity shall be entitled to hold Senior Indebtedness of the Company with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent shall be entitled to do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.
SECTION 10.10. Distribution or Notice to Representative. Whenever any Person is to make a distribution or give a notice to holders of Senior Indebtedness of the Company, such Person shall be entitled to make such distribution or give such notice to their Representative (if any).
SECTION 10.11. Article 10 Not To Prevent Events of Default or Limit Right to Accelerate. The failure to make a payment pursuant to the Securities by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.
SECTION 10.12. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness of the Company or subject to the restrictions set forth in this Article 10, and none of the Securityholders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.
SECTION 10.13. Trustee Entitled to Rely. Upon any payment or distribution pursuant to this Article 10, the Trustee and the Securityholders shall be entitled to conclusively rely (1) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (2) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (3) upon the Representatives of Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article 10, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

SECTION 10.14. Trustee To Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness of the Company as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.
SECTION 10.15. Trustee Not Fiduciary for Holders of Senior Indebtedness of the Company. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article 10 or otherwise.
SECTION 10.16. Reliance by Holders of Senior Indebtedness of the Company on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.
ARTICLE 11
Subsidiary Guaranties
SECTION 11.01. Guaranties. Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities or other Subordinated Securities Obligations when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Obligations”). Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor shall remain bound under this Article 11 notwithstanding any extension or renewal of any Obligation.

Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) except as set forth in Section 11.06, any change in the ownership of such Subsidiary Guarantor.
Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.
Each Subsidiary Guaranty is, to the extent and in the manner set forth in Article 12, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness of the Subsidiary Guarantor giving such Subsidiary Guaranty and each Subsidiary Guaranty is made subject to such provisions of this Indenture.
Except as expressly set forth in Sections 8.01(b), 11.02 and 11.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.
Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (1) the unpaid amount of such Obligations, (2) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (3) all other monetary Obligations of the Company to the Holders and the Trustee.
Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full of all Obligations and all obligations to which the Obligations are subordinated as provided in Article 12. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor’s Subsidiary Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section. Each Subsidiary Guarantor shall have the right to seek contribution from any non-paying Subsidiary Guarantor in an amount equal to such non-paying Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all of the Subsidiary Guarantors at the time of such payment as determined in accordance with GAAP, so long as the exercise of such right does not impair the rights of the Holders under the Guaranty.
Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section.
SECTION 11.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
SECTION 11.03. Successors and Assigns. This Article 11 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 11.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.
SECTION 11.05. Modification. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.
SECTION 11.06. Release of Subsidiary Guarantor. Upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor (in each case other than a sale or disposition to the Company or another Subsidiary Guarantor or an Affiliate of the Company), or if the Company properly designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture, or at such time a Subsidiary Guarantor no longer has outstanding any other Indebtedness or Guarantees any Indebtedness of the Company or another Subsidiary Guarantor, such Subsidiary Guarantor shall be deemed released from all obligations under this Article 11 without any further action required on the part of the Trustee or any Holder. At the written request of the Company, upon receipt of an Officers’ Certificate, the Trustee shall execute and deliver an appropriate instrument evidencing such release.
ARTICLE 12
Subordination of Subsidiary Guaranties
SECTION 12.01. Agreement To Subordinate. Each Subsidiary Guarantor agrees, and each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by such Subsidiary Guarantor’s Subsidiary Guaranty and all other Subordinated Securities Obligations are subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment in full in cash of all Senior Indebtedness of such Subsidiary Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Obligations of a Subsidiary Guarantor shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of such Subsidiary Guarantor, including Indebtedness under its Guarantee of the Existing AMI Notes, and only Senior Indebtedness of such Subsidiary Guarantor (including such Subsidiary Guarantor’s Guaranty of Senior Indebtedness of the Company) shall rank senior to the Obligations of such Subsidiary Guarantor in accordance with the provisions set forth herein.

SECTION 12.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution upon a total or partial liquidation or dissolution of such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Subsidiary Guarantor or its property,
(1) holders of Senior Indebtedness of such Subsidiary Guarantor shall be entitled to receive payment in full in cash of such Senior Indebtedness before Securityholders shall be entitled to receive any payment pursuant to the Subsidiary Guaranty of such Subsidiary Guarantor;
(2) until the Senior Indebtedness of any Subsidiary Guarantor is paid in full in cash, any payment or distribution to which Securityholders would be entitled but for this Article 12 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Securityholders may receive shares of stock and any debt securities of such Subsidiary Guarantor that are subordinated to such Senior Indebtedness to at least the same extent as the Subsidiary Guaranty;
(3) if a distribution is made to Securityholders that, due to the provisions of this Article 12, should not have been made to them, then the Securityholders shall hold such distribution in trust for holders of the Senior Indebtedness and pay such distribution to such holders as their interests may appear.
SECTION 12.03. Default on Senior Indebtedness of Subsidiary Guarantor. No Subsidiary Guarantor shall make its Subsidiary Guaranty or purchase, redeem or otherwise retire or defease any Securities or other Subordinated Securities Obligations (collectively, “pay its Subsidiary Guaranty”) if either of the following (a “Payment Default”) occurs:
(1) any Designated Senior Indebtedness of such Subsidiary Guarantor is not paid in full in cash when due; or
(2) any other default on Designated Senior Indebtedness of such Subsidiary Guarantor occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash; provided, however, that any Subsidiary Guarantor shall be entitled to pay its Subsidiary Guaranty or any other Subordinated Securities Obligations without regard to the foregoing if such Subsidiary Guarantor and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness of such Subsidiary Guarantor pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, such Subsidiary Guarantor shall not pay its Subsidiary Guaranty or other Subordinated Securities Obligations for a period (a “Subsidiary Guaranty Payment Blockage Period”) commencing upon the receipt by the Trustee of (with a copy to such Subsidiary Guarantor) written notice (a “Subsidiary Guaranty Blockage Notice”) of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Subsidiary Guaranty Payment Blockage Period and ending 179 days thereafter. The Subsidiary Guaranty Payment Blockage Period shall end earlier if such Subsidiary Guaranty Payment Blockage Period is terminated:
(1) by written notice to the Trustee and such Subsidiary Guarantor from the Person or Persons who gave such Subsidiary Guaranty Blockage Notice;
(2) because the default giving rise to such Subsidiary Guaranty Blockage Notice is cured, waived or otherwise no longer continuing; or
(3) because such Designated Senior Indebtedness has been discharged or repaid in full in cash.
Notwithstanding the provisions described in the immediately preceding two sentences (but subject to the provisions contained in the first sentence of this Section), unless a Payment Default exists, any Subsidiary Guarantor shall be entitled to resume payments pursuant to its Subsidiary Guaranty and other Subordinated Securities Obligations after termination of such Subsidiary Guaranty Payment Blockage Period. No Subsidiary Guarantor shall be subject to more than one Subsidiary Guaranty Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of such Subsidiary Guarantor during such period.
For purposes of this Section, no default or event of default which existed or was continuing on the date of the commencement of any Subsidiary Guaranty Payment Blockage Period with respect to the Designated Senior Indebtedness of such Subsidiary Guarantor initiating such Subsidiary Guaranty Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Subsidiary Guaranty Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.
SECTION 12.04. Demand for Payment. If a demand for payment is made on a Subsidiary Guarantor pursuant to Article 11, the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of such Subsidiary Guarantor (or their Representatives) of such demand.
SECTION 12.05. When Distribution Must Be Paid Over. If a distribution is made to Securityholders that because of this Article 12 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the applicable Subsidiary Guarantor and pay it over to them or their Representatives as their interests may appear.
SECTION 12.06. Subrogation. After all Senior Indebtedness of a Subsidiary Guarantor is paid in full and until the Securities are paid in full, Securityholders shall be subrogated (equally and ratably with all other Indebtedness pari passu with such Subsidiary Guaranties) to the rights of holders of such Senior Indebtedness to receive distributions applicable to Senior Indebtedness of such Subsidiary Guarantor. A distribution made under this Article 12 to holders of such Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the relevant Subsidiary Guarantor and Securityholders, a payment by such Subsidiary Guarantor on such Senior Indebtedness.

SECTION 12.07. Relative Rights. This Article 12 defines the relative rights of Securityholders and holders of Senior Indebtedness of a Subsidiary Guarantor. Nothing in this Indenture shall
(1) impair, as between a Subsidiary Guarantor and Securityholders, the obligation of such Subsidiary Guarantor, which is absolute and unconditional, to pay its Subsidiary Guaranty to the extent set forth in Article 11; or
(2) prevent the Trustee or any Securityholder from exercising its available remedies upon a default by such Subsidiary Guarantor under its Subsidiary Guaranty, subject to the rights of holders of Senior Indebtedness of such Subsidiary Guarantor to receive distributions otherwise payable to Securityholders.
SECTION 12.08. Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness of any Subsidiary Guarantor to enforce the subordination of the Subsidiary Guaranty of such Subsidiary Guarantor shall be impaired by any act or failure to act by such Subsidiary Guarantor or by its failure to comply with this Indenture.
SECTION 12.09. Rights of Trustee and Paying Agent. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Failure to give such notice shall not affect the subordination of the Securities to Senior Indebtedness. Notwithstanding Section 12.03, the Trustee or Paying Agent shall continue to make payments on any Subsidiary Guaranty and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it that such payments are prohibited by this Article 12. The Company, the relevant Subsidiary Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of such Subsidiary Guarantor shall be entitled to give the notice; provided, however, that, if an issue of Senior Indebtedness of any Subsidiary Guarantor has a Representative, only the Representative shall be entitled to give the notice.
The Trustee in its individual or any other capacity shall be entitled to hold Senior Indebtedness of any Subsidiary Guarantor with the same rights it would have if it were not the Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Indebtedness of any Subsidiary Guarantor which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

SECTION 12.10. Distribution or Notice to Representative. Whenever any Person is to make a distribution or give a notice to holders of Senior Indebtedness of any Subsidiary Guarantor, such Person shall be entitled to make such distribution or give such notice to their Representative (if any).
SECTION 12.11. Article 12 Not To Prevent Events of Default or Limit Right To Demand Payment. The failure to make a payment pursuant to a Subsidiary Guaranty by reason of any provision in this Article 12 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 12 shall have any effect on the right of the Securityholders or the Trustee to make a demand for payment on any Subsidiary Guarantor pursuant to its Subsidiary Guaranty.
SECTION 12.12. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 12, the Trustee and the Securityholders shall be entitled to conclusively rely (1) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (2) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (3) upon the Representatives for the holders of Senior Indebtedness of any Subsidiary Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other indebtedness of such Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of any Subsidiary Guarantor to participate in any payment or distribution pursuant to this Article 12, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of such Subsidiary Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 12, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 12.
SECTION 12.13. Trustee To Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness of any Subsidiary Guarantor as provided in this Article 12 and appoints the Trustee as attorney-in-fact for any and all such purposes.
SECTION 12.14. Trustee Not Fiduciary for Holders of Senior Indebtedness of Subsidiary Guarantor. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of any Subsidiary Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of such Senior Indebtedness shall be entitled by virtue of this Article 12 or otherwise.

SECTION 12.15. Reliance by Holders of Senior Indebtedness of Subsidiary Guarantors on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of any Subsidiary Guarantor, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.
ARTICLE 13
Miscellaneous
SECTION 13.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.
SECTION 13.02. Notices. Any notice or communication shall be in writing (including telecopy) and delivered in person or mailed by first-class mail addressed as follows:
if to the Company or any Subsidiary Guarantor:
Associated Materials, LLC
3773 State Road
Cuyahoga Falls, Ohio 44223
Attention: Thomas N. Chieffe
Telecopy:
with copies to:
Gibson, Dunn & Crutcher, LLP
200 Park Avenue
New York, NY 10166
Attention: Joerg H. Esdorn, Esq.
if to the Trustee:
Deutsche Bank Trust Company Americas
60 Wall Street, 27th Floor, Mail Stop NYC60-2710
New York, NY 10005
Attention of: Trust & Securities Services

in addition copies of correspondence are to be sent to:
Deutsche Bank National Trust Company for Deutsche Bank Trust Company Americas
25 DeForest Avenue, Mail Stop SUM01-0105
Summit, NJ 07901
Telecopy: (732) 578-4635
The Company, any Subsidiary Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
SECTION 13.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, any Subsidiary Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).
SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee
(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, such action is authorized or permitted by this Indenture and that all such conditions precedent have been complied with.
SECTION 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include
(1) a statement that the individual making such certificate or opinion has read such covenant or condition;
(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
SECTION 13.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.
SECTION 13.07. Rules by Trustee. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.
SECTION 13.08. Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.
SECTION 13.09. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
SECTION 13.10. No Recourse Against Others. No past, present or future director, officer, employee, member, incorporator or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities or this Indenture or of such Subsidiary Guarantor under its Subsidiary Guaranty or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issuance of the Securities. Such waiver and release may not be effective to waive liabilities under the U.S. Federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

SECTION 13.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.
SECTION 13.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
SECTION 13.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
SECTION 13.14. No Adverse Interpretations of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such Indenture, loan or debt agreement may not be used to interpret this Indenture.
SECTION 13.15. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
SECTION 13.16. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

ASSOCIATED MATERIALS, LLC
By:
Name:
Title:

ALSIDE, INC., as Subsidiary Guarantor
By:
Name:
Title:

GENTEK HOLDINGS, LLC., as Subsidiary Guarantor
By:
Name:
Title:

GENTEK BUILDING PRODUCTS, INC. as Subsidiary Guarantor
By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
By:
Name:
Title:

By:
Name:
Title:

RULE 144A/REGULATION S APPENDIX
PROVISIONS RELATING TO SECURITIES
1. Definitions
1.1 Definitions
For the purposes of this Appendix the following terms shall have the meanings indicated below:
“Applicable Procedures” means, with respect to any transfer or transaction involving a Temporary Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depository, Euroclear and Clearstream for such a Temporary Regulation S Global Security, in each case to the extent applicable to such transaction and as in effect from time to time.
“Clearstream” means Clearstream Banking, societe anonyme, or any successor securities clearing agency.
“Definitive Security” means a certificated Security bearing, if required, the restricted securities legend set forth in Section 2.3(e).
“Depositary” means The Depository Trust Company, its nominees and their respective successors.
“Distribution Compliance Period”, with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the Issue Date with respect to such Securities.
“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System or any successor securities clearing agency.
“Institutional Accredited Investor” means an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.
“Purchase Agreement” means the Purchase Agreement dated June [ ], 2009, between the Company and the Purchasers.
“Purchasers” means Apollo Investment Corporation, The Northwestern Mutual Life Insurance Company and Goldman, Sachs & Co.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Securities” means $20 million aggregate principal amount of 15% Senior Subordinated Notes Due 2012 of the Company issued on the Issue Date.

“Securities Act” means the Securities Act of 1933, as amended.
“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.
“Transfer Restricted Security” means a Security that bears or is required to bear the legend set forth in Section 2.3(e) hereto.
1.2 Other Definitions

	Defined
Term	in Section

“Agent Members”	2.1	(b)
“Global Security”	2.1	(a)
“Permanent Regulation S Global Security”	2.1	(a)
“Regulation S”	2.1	(a)
“Rule 144A”	2.1	(a)
“Rule 144A Global Security”	2.1	(a)
“Temporary Regulation S Global Security”	2.1	(a)
2. The Securities.
2.1 Form and Dating. The Securities will be offered and sold by the Company pursuant to the Purchase Agreement and Section 4(2) of the Securities Act. Securities may thereafter be transferred to, among others, QIBs, Institutional Accredited Investors and purchasers in reliance on Regulation S under the Securities Act (“Regulation S”), subject to the restrictions on transfer set forth herein. Securities shall be issued initially in the form of one or more Definitive Securities in fully registered form without interest coupons and with the restricted securities legend set forth in Exhibit 1 hereto, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Securities resold to QIBS pursuant to Rule 144A under the Securities Act (“Rule 144A”) may be issued in the form of one or more global securities in definitive, fully registered form (collectively, the “Rule 144A Global Security”) and Securities initially resold pursuant to Regulation S may be issued initially in the form of one or more temporary global securities in definitive, fully registered form (collectively, the “Temporary Regulation S Global Security”), in each case, without interest coupons and with the global securities legend and, if required, the restricted securities legend set forth in Exhibit 1 hereto. Beneficial ownership interests in a Temporary Regulation S Global Security will not be exchangeable for interests in the Rule 144A Global Security, a permanent global security (the “Permanent Regulation S Global Security”), or any other Security without a legend containing restrictions on transfer of such Security prior to the expiration of the Distribution Compliance Period and then only upon certification in form reasonably satisfactory to the Trustee that beneficial ownership interests in such Temporary Regulation S Global Security are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act. The Rule 144A Global Security, the Temporary Regulation S Global Security and the Permanent Regulation S Global Security are collectively referred to herein as “Global Securities”. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depositary.
Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depositary as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.
(c) Certificated Securities. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities.
2.2 Authentication. The Trustee shall authenticate and deliver on the Issue Date, an aggregate principal amount of $20 million of 15% Senior Subordinated Notes Due 2012 upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the Securities are to be authenticated.
2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar or a co-registrar with a request
(x) to register the transfer of such Definitive Securities; or
(y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations, the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange
(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii) if such Definitive Securities are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:
(A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or
(B) if such Definitive Securities are being transferred to the Company, a certification to that effect; or
(C) if such Definitive Securities are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act, (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).
(b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Rule 144A Global Security or a Permanent Regulation S Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with
(i) certification, in the form set forth on the reverse of the Security, that such Definitive Security is either (A) being transferred to a QIB in accordance with Rule 144A or (B) is being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Security in reliance on Regulation S to a buyer who elects to hold its interest in such Security in the form of a beneficial interest in the Permanent Regulation S Global Security; and
(ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Security (in the case of a transfer pursuant to clause (b)(i)(A)) or Permanent Regulation S Security (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Securities represented by the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, equal to the principal amount of the Definitive Security so canceled. If no Rule 144A Global Securities or Permanent Regulation S Global Securities, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, in the appropriate principal amount.
(c) Transfer and Exchange of Global Securities.
(i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.
(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.
(iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
(iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 of this Appendix, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Securities intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d) Restrictions on Transfer of Temporary Regulation S Global Securities. During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Securities may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (i) to the Company, (ii) so long as such Security is eligible for resale pursuant to Rule 144A, to a Person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (iii) in an offshore transaction in accordance with Regulation S, (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act or (v) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.
(e) Legend.
(i) Except as permitted by paragraph (ii), each Transfer Restricted Security (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:
THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITIES, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

(ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any such restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).
(iii) Each Security certificate shall bear a transfer restriction legend in substantially the following form:
IN ADDITION TO [THE RESTRICTIONS SET FORTH ABOVE AND] ANY OTHER RESTRICTIONS CONTAINED IN THE INDENTURE DATED AS OF JUNE [                    ], 2009 (THE “INDENTURE”), AMONG THE COMPANY, AS ISSUER OF THIS SECURITY, THE SUBSIDIARY GUARANTORS AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS TRUSTEE, THIS SECURITY IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS FURTHER SET FORTH IN SECTION 2.06(b) OF THE INDENTURE. A COPY OF THE INDENTURE MAY BE OBTAINED FROM THE COMPANY BY WRITING TO THE COMPANY AT THE ADDRESS SPECIFIED IN THIS SECURITY.
(f) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depositary for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.
(c) Obligations with Respect to Transfers and Exchanges of Securities.
(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar’s or co-registrar’s request.
(ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.06, 4.09 and 9.05 of the Indenture).

(iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any Definitive Security selected for redemption in whole or in part pursuant to Article 3 of the Indenture, except the unredeemed portion of any Definitive Security being redeemed in part, or (b) any Security for a period beginning 15 calendar days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 calendar days before an interest payment date.
(iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.
(v) All Securities issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Securities surrendered upon such transfer or exchange.
(h) No Obligation of the Trustee.
(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may conclusively rely and shall be fully protected in conclusively relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.
(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture, including Section 2.06(c) thereof, or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4 Certificated Securities. (a) A Global Security deposited with the Depositary or with the Trustee as Securities Custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under the Indenture.
(b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depositary to the Trustee located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 principal amount and any integral multiple thereof and registered in such names as the Depositary shall direct. Any Definitive Security delivered in exchange for an interest in the Transfer Restricted Security shall, except as otherwise provided by Section 2.3(e) hereof, bear the restricted securities legend set forth in Exhibit 1 hereto.
(c) Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Securities.
(d) In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons.

EXHIBIT 1
to
RULE 144A/REGULATION S APPENDIX
[FORM OF FACE OF SECURITY]
[Global Securities Legend]
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
[Restricted Securities Legend]
THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933(THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITIES, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

[Temporary Regulation S Global Security Legend]
BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE RULE 144A GLOBAL SECURITY OR THE PERMANENT REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(c)(3) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH EUROCLEAR BANK S.A./N.A., AS OPERATOR OF THE EUROCLEAR SYSTEM OR CLEARSTREAM BANKING, SOCIETE ANONYME AND ONLY (I) TO THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITIES, (IV) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

[Transfer Restriction Legend]
IN ADDITION TO [THE RESTRICTIONS SET FORTH ABOVE AND] ANY OTHER RESTRICTIONS CONTAINED IN THE INDENTURE DATED AS OF JUNE [                    ], 2009 (THE “INDENTURE”), AMONG THE COMPANY, AS ISSUER OF THIS SECURITY, THE SUBSIDIARY GUARANTORS AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS TRUSTEE, THIS SECURITY IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS FURTHER SET FORTH IN SECTION 2.06(b) OF THE INDENTURE. A COPY OF THE INDENTURE MAY BE OBTAINED FROM THE COMPANY BY WRITING TO THE COMPANY AT THE ADDRESS SPECIFIED IN THIS SECURITY.

No.		CUSIP No.
$
15% Senior Subordinated Note Due 2012
Associated Materials, LLC, a Delaware limited liability company, promises to pay to                                   , or registered assigns, the principal sum of                                                                                  Dollar s on July 15, 2012.
Interest Payment Dates: January 15, April 15, July 15 and October 15, commencing July 15, 2009.
Record Dates: January 1, April 1, July 1 and October 1.
Additional provisions of this Security are set forth on the other side of this Security.

ASSOCIATED MATERIALS, LLC
By:
Name:
Title:

By:
Name:
Title:
Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee, certifies
that this is one of the
Securities referred to
in the Indenture.
by

Authorized Signatory

[FORM OF REVERSE SIDE OF SECURITY]
15% Senior Subordinated Note Due 2012
1. Interest
Associated Materials, LLC, a Delaware limited liability company (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing July 15, 2009. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June [ ] 2009. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
2. Method of Payment
The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the January 1, April 1, July 1 or October 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the first relevant due date for payment by wire transfer (or such other date as the Trustee may accept in its discretion).
3. Paying Agent and Registrar
Initially, Deutsche Bank Trust Company Americas, a New York banking corporation (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestic Wholly Owned Subsidiaries may act as Paying Agent, Registrar or coregistrar.
4. Indenture
The Company issued the Securities under an Indenture dated as of June [ ], 2009 (“Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

The Securities are general unsecured obligations of the Company. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries. These covenants are subject to important exceptions and qualifications.
5. Optional Redemption; Redemption Upon a Change of Control
(a) The Company shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the periods set forth below:

Redemption
Period	Price
June [ ], 2009 through and including December 21, 2009	101.000%
December 22, 2009 and thereafter	100.000%
6. Notice of Redemption
Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.
7. Put Provisions
Upon a Change of Control, unless the Company has exercised its right to redeem the Securities as described under Section 5 hereof, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be purchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

Under certain circumstances as set forth in the Indenture, the Company will be required to offer to purchase Securities with the Net Available Cash from Asset Dispositions.
8. Subordination
The Securities are subordinated to Senior Indebtedness of the Company, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness of the Company must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.
9. Guaranty
The payment by the Company of the principal of, and premium and interest on, the Securities is unconditionally guaranteed on a joint and several senior subordinated basis by each Subsidiary Guarantor.
10. Denominations; Transfer; Exchange
The Securities are in registered form without coupons in denominations of $1,000 principal amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed or 15 days before an interest payment date.
11. Persons Deemed Owners
The registered Holder of this Security may be treated as the owner of it for all purposes.
12. Unclaimed Money
If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.
13. Discharge and Defeasance
Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14. Amendment, Waiver
Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount outstanding of the Securities (including consents obtained in connection with a tender offer for, exchange for or purchase of the Securities) and (ii) any past default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Subsidiary Guarantor and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, including Subsidiary Guaranties, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company or the Subsidiary Guarantor, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder.
15. Defaults and Remedies
Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon required purchase, upon declaration of acceleration or otherwise; (iii) the failure by the Company or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) or defaults of other Indebtedness of the Company or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $10 million; (v) certain events of bankruptcy or insolvency with respect to AMH II, AMH, the Company or any Significant Subsidiary; (vi) certain judgments or decrees for the payment of money in excess of $10 million; and (vii) certain defaults with respect to Subsidiary Guaranties. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare all the Securities to be due and payable. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.
Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is not opposed to the interest of the Holders.

16. Trustee Dealings with the Company
Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
17. No Recourse Against Others
No past, present or future director, officer, employee, member, incorporator or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
18. Authentication
This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.
19. Abbreviations
Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
20. CUSIP Numbers
Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
21. Governing Law
THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:
Associated Materials, LLC
3773 State Road
Cuyahoga Falls, Ohio 44223
Attention: Thomas N. Chieffe

ASSIGNMENT FORM
To assign this Security, fill in the form below:
I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:                                                                      Your Signature:

Sign exactly as your name appears on the other side of this Security.
In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the applicable period referred to in Rule 144(d) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms.
CHECK ONE BOX BELOW
(1)	—	in the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or
(2)	—	inside the United States to an Institutional Accredited Investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that, prior to such transfer, furnished to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities; or
(3)	—	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(4)	— pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or
(5)	— pursuant to an effective registration statement under the Securities Act of 1933; or
(6) — to the Company.
If such transfer is being made pursuant to an offshore transaction in accordance with Rule 904 under the Securities Act, the undersigned further certifies that
(i) the offer of the Securities was not made to a person in the United States;
(ii) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;
(iii) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903 or Rule 904 of Regulation S, as applicable;
(iv) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;
(v) we have advised the transferee of the transfer restrictions applicable to the Securities; and
(vi) if the circumstances set forth in Rule 904(B) under the Securities Act are applicable, we have complied with the additional conditions therein, including (if applicable) sending a confirmation or other notice stating that the Securities may be offered and sold during the distribution compliance period specified in Rule 903 of Regulation S; pursuant to registration of the Securities under the Securities Act; or pursuant to an available exemption from the registration requirements under the Securities Act.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (2) or (3) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:

NOTICE: To be executed by an executive officer
[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY
The following increases or decreases in this Global Security have been made:

	Amount of	Amount of	Principal amount of	Signature of
	decrease in	increase in	this Global	authorized
	Principal	Principal	Security	signatory of
	amount of	amount of	following such	Trustee or
Date of	this Global	this Global	decrease or	Securities
Exchange	Security	Security	increase	Custodian

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, check the box:
[     ]
If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, state the amount in principal amount: $

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:

(Signature must be guaranteed)
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT 2
[FORM OF AFFILIATE SUBORDINATION AGREEMENT]
This AFFILIATE SUBORDINATION AGREEMENT, dated                      (this “Affiliate Subordination Agreement”), is delivered pursuant to that certain Indenture, dated as of the date hereof (as it may be amended, supplemented or otherwise modified, the “Indenture”; the terms defined therein and not otherwise defined herein being used herein as therein defined), between Associated Materials, LLC (“Issuer”), the Subsidiary Guarantors party thereto and Deutsche Bank Trust Company Americas (the “Trustee”).
Pursuant to Section 4.03(d) of the Indenture, the undersigned hereby agree that all Indebtedness of Issuer or any of its Restricted Subsidiaries issued to and held by the undersigned, an Affiliate of Issuer, in each case whether incurred prior to or arising after the date of this Affiliate Subordination Agreement (the “Affiliate Debt”), shall (i) have a stated maturity and provide for no payment of the principal of or cash interest or premium, if any, thereof, prior to six months after the Stated Maturity of the Securities, (ii) constitute “Affiliate Subordinated Indebtedness” (as such term is defined in the Indenture) and (iii) be subject to the terms of this Affiliate Subordination Agreement.
1. Subordination to Obligations. Anything in any agreement pursuant to which any of the Affiliate Debt was created or in any instrument evidencing any of the Affiliate Debt to the contrary notwithstanding, the Affiliate Debt shall be unsecured and subordinate and junior in right of payment, to the extent and in the manner provided herein, to the payment in full of the Obligations to the Holders, whether incurred prior to or arising after the date of this Affiliate Subordination Agreement.
(a) In the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to Issuer or any Restricted Subsidiary of Issuer (Issuer and each Restricted Subsidiary, a “Credit Party”) or to its assets, or (ii) any liquidation, dissolution or other winding up of any Credit Party, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Credit Party (the foregoing being a “Proceeding”), then and in any such event the Holders shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Obligations before any of the Affiliate Debt shall be paid, and to that end, subject to any intercreditor agreement among the Holders and any lenders or holders of indebtedness that is senior to the Obligations, the Holders shall be entitled to receive, for application to the payment of the Obligations, any payment or distribution of any kind or character, whether in cash, property or securities which may be payable or deliverable in respect of the Affiliate Debt in any such case, proceeding, dissolution, liquidation or other winding up or event.

(b) In the event and during the continuance of any Event of Default, each Credit Party agrees that no payment shall be made by any Credit Party on account of any of the Affiliate Debt (such a Credit Party, an “Obligor Credit Party”) until the Obligations shall be paid in full, provided that the foregoing shall not prevent the issuance of additional Affiliate Debt in payment of interest on outstanding Affiliate Debt.
(c) In the event and during the continuance of any event of default (or any event which with the giving of notice or lapse of time would be an event of default) with respect to any Affiliate Debt, (i) the Holders shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Obligations before the holders of any of the Affiliate Debt are entitled to receive any payment by the defaulting Credit Party (a “Defaulting Credit Party”) on account of the principal of or premium, if any, or interest on any of the Affiliate Debt, and (ii) any obligee of Affiliate Debt party hereto (each, an “Obligee”) agrees that in any such event it will not, without the prior written consent of the Holders of a majority in principal amount of the Securities (the “Required Holders”), take any action to accelerate or declare to be due and payable any Affiliate Debt or to enforce any remedies against the Defaulting Credit Party prior to payment in full of all Obligations. Notwithstanding the restriction in the foregoing clause (ii), (i) each Obligee may file proofs of claim in respect of the Affiliate Debt against any Credit Party and exercise all voting rights in respect of the Affiliate Debt in any Proceeding involving any Credit Party, (ii) each Obligee may accelerate the Affiliate Debt if the Obligations shall have been accelerated and (iii) to the extent necessary (but only to such extent) that the commencement of a legal action may be required in order to toll the running of any applicable statute of limitation that might otherwise prevent the Obligee from making claims in respect of the Affiliate Debt it otherwise could, there shall be no restriction on the Obligee taking any of the actions referred to in such clause (ii), but in such an event the Obligee shall give prior written notice to the Holders and any cash, securities or other amounts received by the Obligee in connection with any such legal action shall be subject to the terms and conditions of this Agreement).
2. Payment to the Holders of Certain Amounts Received by the Obligee. In the event that, notwithstanding the foregoing, any distribution of assets by the Defaulting Credit Party or payment by or on behalf of the Defaulting Credit Party of any kind or character, whether in cash, securities or other property, to which an Obligee would be entitled but for the provisions of this Affiliate Subordination Agreement, shall be received by an Obligee before all Obligations are paid in full, such distribution or payment shall be held in trust for the benefit of, and shall, immediately upon receipt thereof, be paid over or delivered to the Holders for application to the payment of the Obligations.

2

3. Prepayment or Amendment of Affiliate Debt. Whether or not any Event of Default shall exist with respect to any Obligations, an Obligee agrees that without the prior written consent of the Required Holders, it will not (i) commence any proceeding against the Obligor Credit Party under any bankruptcy, insolvency or receivership law; or (ii) take any collateral security for any Affiliate Debt.
4. Authorizations to the Holders. Each Obligee irrevocably authorizes and empowers (without imposing any obligation on) the Holders to file and prove all claims for the Affiliate Debt if the Obligees shall not have filed or proved such claims at least 30 days prior to the applicable deadline and upon at least 10 days’ prior notice to the Obligees, take all such other action, in the name of such Obligee, as may be necessary or appropriate for the enforcement of this Affiliate Subordination Agreement and has not been taken by such Obligees; and (b) agrees to execute and deliver to the Holders all such further instruments confirming the above authorization, and all such powers of attorney, proofs of claim, and other instruments, as may be reasonably requested by the Holders.
5. Notice. Each Obligee agrees, for the benefit of the Holders, that in the event that any of the Affiliate Debt is in default in any respect, the Credit Parties which are parties to such Affiliate Debt will give prompt notice thereof in writing to the Holders.
6. No Waiver. No right of the Holders to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Obligor Credit Party or by any act or failure to act, in good faith, by any holder of the Obligations, or by any noncompliance by any Obligor Credit Party with the terms, provisions and covenants of any of the Affiliate Debt or of any agreement pursuant to which the Affiliate Debt is issued, regardless of any knowledge thereof which the Holders may have or be otherwise charged with. The Holders may at any time or from to time and in their absolute discretion consistent with the terms of the Indenture, change the manner, place or terms of payment, change or extend the time of payment of, or renew or alter, any such Obligations, or amend or supplement any instrument pursuant to which any such Obligations are issued or by which they may be secured, or release any security therefor, or exercise or refrain from exercising any other of their rights under the Obligations including, without limitation, the waiver of default thereunder, all without notice to or assent from the Obligees and without affecting the obligations of the Obligor Credit Parties under this Affiliate Subordination Agreement.
7. No Subrogation. No Obligee shall be subrogated to the rights of the Holders to receive distribution of assets of any Obligor Credit Party, or payments by or on behalf of any Obligor Credit Party, made on the Obligations, until all the Obligations shall have been paid in full.

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8. Benefit of Affiliate Subordination Agreement. This Agreement is intended solely to define the relative rights of the Holders, the Obligor Credit Parties and the Obligees and their respective successors and assigns. Nothing contained in this Affiliate Subordination Agreement is intended to or shall impair, as between any Obligor Credit Party and any Obligee, the obligations of the Obligor Credit Parties, which are absolute and unconditional, to pay to the Obligees the Affiliate Debt as and when the same shall become due and payable in accordance with the terms thereof, or is intended to or shall affect the relative rights of the Obligees and creditors of the Obligor Credit Parties, as permitted under the Indenture, other than the Holders. In particular, for so long as no Default or Event of Default or any default or event of default under the Affiliate Debt has occurred and is continuing the Obligees shall have a right to receive, and the Obligor Credit Parties shall have a right to make, scheduled payments on Affiliate Debt.
9. Further Assurances. Each Obligee, at its own cost, will take all such further actions, including entering into additional agreements, giving notices to holders of Affiliate Debt and taking such further action as the Holders may reasonably request in order to more fully carry out the intent and purpose of this Affiliate Subordination Agreement.
10. Additional Obligees. Each future Restricted Subsidiary of Issuer and each other future Affiliate that, in either case, is the obligee with respect to Affiliate Debt shall be deemed to become an Obligee hereunder bound by this Agreement. Issuer shall cause all of its future Restricted Subsidiaries and each of its other Affiliates that is the obligee with respect to Affiliate Debt to execute simultaneously with and as a precondition to such Person becoming a Restricted Subsidiary or any other Affiliate that is the obligee with respect to Affiliate Debt, as the case may be, a counterpart signature page to this Agreement and otherwise acknowledge its agreement to be bound by the provisions hereof; provided that the failure of a Restricted Subsidiary or any other Affiliate to execute this Agreement shall not in any way reduce such Person’s obligations hereunder.
11. Amendment Termination and Assignment. This Affiliate Subordination Agreement may not be amended, modified or terminated without the prior written consent of the Holders. The Holders may assign any of the Obligations or grant participations therein from time to time, and any such assignee or holder of a participation interest shall be entitled to all of the rights of the Holders hereunder with respect to the Obligations so assigned or as to which a participation interest has been granted. In case of any assignment of any Affiliate Debt, the Obligee thereunder shall ensure that the assignee becomes a party of this Agreement.
12. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.
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4

SCHEDULE 2.2
INFORMATION RELATING TO PURCHASERS

Purchase
Price/Principal
Purchaser Name and Address	amount of Notes

Apollo Investment Corporation	$12,000,000
c/o Apollo Investment Management, L.P.
9 West 57th Street
41st Floor
New York, NY 10019
Telecopy: (212) 515-3441
Attention: Richard Peteka

The Northwestern Mutual Life Insurance Company	$4,000,000

For notices:

720 East Wisconsin Avenue
Milwaukee, WI 53202
Facsimile: (414) 665-7124
Attention: Christian Mitchell

For delivery of Notes:

720 East Wisconsin Avenue
Milwaukee, WI 53202
Attention: Abim Kolawole

Goldman, Sachs & Co.	$4,000,000
85 Broad Street
New York, NY 10004
Fax: 212-428-3688
Attention: Andrew D. Beckman

INFORMATION RELATING TO PURCHASERS
Payments to Apollo should be wired as follows:
JPMorgan Chase & Co.
ABA: 021000021
BNF: SSG Portfolio Bks.
A/C#: 900-9-000150
BNF: Apollo Investment Corporation
A/C#: P85967
ATTN: Mike Mooney (718) 242-4239
Ref: AMI Notes
Payments to Northwestern Mutual should be wired as follows:
US Bank
777 East Wisconsin Avenue
Milwaukee, WI 53202
ABA #075000022
For the account of:
NM Private Placement
Account No. 182380324521
with sufficient information to identify the
source of the transfer, the amount of interest,
principal or premium, the series of Notes and the PPN
Payments to Goldman should be wired as follows:
JPMorgan Chase Bank
A/C Goldman Sachs & Co.
A/C 930-1-011483
ABA# 0210-0002-1

SCHEDULE 4.2
DUE AUTHORIZATION; NON-CONTRAVENTION
None.

SCHEDULE 4.8
SUBSIDIARIES

Name	Ownership
Alside, Inc.	100% owned by Associated Materials, LLC
Gentek Holdings, LLC	100% owned by Associated Materials, LLC
Gentek Building Products, Inc.	100% owned by Gentek Holdings, LLC
Gentek Building Products Limited	100% owned by Gentek Building Products, Inc.

SCHEDULE 4.12
ENVIRONMENTAL WARRANTIES
1.
Environmental conditions at the AmerCord Facility, Lumber City, Georgia, as set forth in the Limited Environmental Assessment of Associated Materials, Inc. prepared by Environ International Corp. dated March 2002, provided, however, that to the extent those conditions result in accrued liabilities greater than $20 million within the next 20 years, those conditions shall not be considered an exception to the representations and warranties, but shall instead be treated for all purposes of this agreement as if those conditions did not appear on this schedule.

2.
The Woodbridge (Avenel), New Jersey facility is currently the subject of an investigation and/or remediation before the New Jersey Department of Environmental Protection (“NJDEP”), ISRA Case No. E20030110. This case arose by reason of the sale of the real estate and/or the reorganization of the Landlord of this leased facility. In order to permit the landlord’s transaction to proceed both Landlord and Gentek U.S. signed a remediation agreement with NJDEP under which remediation will continue. At the time the case arose the facility was in the process of a voluntary investigation and/or remediation supervised by NJDEP under a Memorandum of Agreement by reason of certain conditions identified during pre-sale due diligence. Of those, the following issues remain open: AOC 18 (Former Solvent Storage Area [B-4]) has ground water impacts (sometimes referred to as AOC 23 [#2 and #4 Diesel fuel in GWS-6, GWS-7, and GWS-8]) with concentrations of VOCs and SVOCs, including naphthalene, above the applicable criteria. A remedial investigation work plan for soils (intended to also resolve the open groundwater issue in this small area) was submitted to NJDEP in August 2008; NJDEP approval is pending. AOC 24 (Potential Vapor Intrusion in the vicinity of AOC-22 and AOC-23) is the subject of the sampling and recommendations submitted to NJDEP in a Supplemental VIRIR/VIRIWP (Vapor Intrusion Remedial Investigation Report/Vapor Investigation Remedial Investigation Work Plan) dated August 2008; response from NJDEP to this submission is pending. In early 2009 Gentek submitted revised remediation cost estimates to NJDEP in connection with its renewal of its self-guaranty remediation funding source (in the amount of $100,000) that the remediation then still remaining was believed to cost less than $100,000. NJDEP approved the self guaranty submission.

3.
The same Woodbridge (Avenel), New Jersey facility was the subject of a prior investigation and remediation before NJDEP for the former Alcan Building Products Facility, Woodbridge, New Jersey, ISRA Case No. 94359. On February 1, 2000, NJDEP issued a no further action letter and covenant not to sue, relying in part on the establishment of a 60-year duration Classification Exception Area (“CEA”) and Wellhead Restriction Area (“WRA”). By reason of this approval Gentek U.S. has certain responsibilities imposed by law and/or agreement for certain conditions of trichloroethene and tetrachloroethene known to exist and expected to continue at the facility in the area of, and for the duration of, the CEA and WRA.

SCHEDULE 4.18
BROKERAGE FEES
None.